exhibit 10.1

THIRD Amendment AND JOINDER to

THIRD AMENDED AND RESTATED Credit AGREEMENT

THIS THIRD AMENDMENT AND JOINDER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 21, 2020 (the “Effective Date”), among RIGNET, INC., a Delaware corporation (“Borrower”), Automation-CommunicationS-Engineering Corporation, a Louisiana corporation (“ACEC”), and Safety Controls, Inc., a Louisiana corporation (“SCI”, and together with ACEC, the “Joining Guarantors” and each a “Joining Guarantor”), the other Subsidiaries of Borrower party hereto as guarantors (together with the Joining Guarantors, the “Guarantors”), the lenders from time to time party hereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”), Swingline Lender and L/C Issuer.  Capitalized terms used but not defined in this Amendment have the meaning given to them in the Credit Agreement (defined below).

RECITALS

A.Borrower, the Subsidiaries of Borrower party thereto as Guarantors, Agent, Swingline Lender, L/C Issuer and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of November 6, 2017 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of February 13, 2019, as modified by that certain Consent and Waiver to Third Amended and Restated Credit Agreement dated as of May 6, 2019, as amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of June 7, 2019, and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.Each of the Joining Guarantors is an additional Loan Party, and, consequently, the Loan Parties are required by Section 6.12 of the Credit Agreement to cause the Joining Guarantors to become a “Guarantor” under the Credit Agreement.

C.Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions set out in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.Amendments to Credit Agreement.  On and as of the Effective Date:

(a)The Credit Agreement (excluding the schedules and exhibits thereto) is amended as set forth in Exhibit A hereto (as amended by this Amendment, the “Amended Credit Agreement”).

(b)Schedule 1.01(a) of the Credit Agreement is amended and restated in its entirety to read as set forth on Schedule 1.01(a) hereto.

(c)Schedule 1.01(b) of the Credit Agreement is amended and restated in its entirety to read as set forth on Schedule 1.01(b) hereto.

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(d)A new Schedule 2.01 is added to the Credit Agreement to read as set forth on Schedule 2.01 hereto.

(e)Exhibit B-2 of the Credit Agreement is deleted in its entirety.

(f)A new Exhibit K is added to the Credit Agreement to read as set forth on Exhibit K hereto.

2.Joinder.  Each Joining Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Joining Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor.  Each Joining Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents. Without limiting the generality of the foregoing terms of this Section 2, each Joining Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement. Each Joining Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Loan Document and Collateral Document and the schedules and exhibits thereto. The parties hereto confirm and agree that immediately upon the Joining Guarantors becoming a Guarantor the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Joining Guarantors under the Credit Agreement and under each other Loan Document.

3.Conditions.  This Amendment shall be effective as of the Effective Date once all of the following conditions precedent have been satisfied or delivered to Agent, in each case in form and substance satisfactory to Agent:

(a)counterparts of this Amendment, executed by a Responsible Officer of Borrower and Guarantors, and a duly authorized officer of Agent and each Lender;

(b)counterparts of a Guaranty, Pledge Agreement, Security Agreement, and any other Collateral Document as required under Section 6.12 of the Credit Agreement, executed by a Responsible Officer of each Joining Guarantor and Borrower, as applicable, and a duly authorized officer of each other Person party thereto;

(c)for the account of any Lender requesting a Note, a Note executed by a Responsible Officer of Borrower;

(d)(x) a certificate of a secretary of each Loan Party dated the Effective Date and certifying as to the Organization Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party approving this Amendment and of the incumbency of the Responsible Officers of each Loan Party and (y) certificates of good standing, existence or its equivalent of each Loan Party from its respective jurisdiction of incorporation or formation, as the case may be;

(e)copies of the audited consolidated financial statements as to Borrower and its subsidiaries for the fiscal year ended December 31, 2018, and unaudited consolidated financial statements for the nine (9) month period ended September 30, 2019;

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(f)evidence reasonably satisfactory to Agent that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the entering into of this Amendment have been obtained;

(g)a certificate or certificates executed by a Responsible Officer of Borrower as of the Effective Date, certifying as to the financial condition and solvency of Borrower and its Subsidiaries, after giving effect to this Amendment and the Loans to be made on the Effective Date;

(h)a Loan Notice with respect to the Loans to be made on the Effective Date;

(i)payment to Agent’s outside counsel of its legal fees submitted by invoice on or prior to the Effective Date; and

(j)such other documents as Agent may reasonably request.

4.Representations and Warranties.  Borrower and each Guarantor represents and warrants to the Agent and the Lenders on and as of the date hereof that (a) it possesses the requisite power and authority to execute and deliver this Amendment, (b) this Amendment has been duly authorized and approved by the requisite corporate action on the part of Borrower or such Guarantor, (c) no other consent of any Person (other than Agent and the Lenders) that has not been obtained is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (f) after giving effect to this Amendment, it is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, (g) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, (h) that each Loan Document to which it is a party remains in full force and effect and is the legal, valid, and binding obligations of Borrower or such Guarantor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing and (i) as of the Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.Cashless Settlement Mechanism.  Any Lender may exchange, continue or rollover all or any portion of its Loans in connection with this Amendment, pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent and such Lenders. On the Effective Date and after giving effect to any reallocations, adjustments, assignments and decreases, the Commitment of each Lender shall be as set forth on Schedule 1.01(b) hereto.

6.FATCA. For the purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

7.Scope of Amendment; Reaffirmation.  Except as expressly modified by this Amendment, all references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment.  Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Amended Credit Agreement

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and any other Loan Document, the terms of the Amended Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Amended Credit Agreement.

8.Miscellaneous.

(a)Binding Effect.  The Credit Agreement, as amended by this Amendment, shall be binding upon and inure to the benefit of each of the undersigned and their respective legal representatives, successors and permitted assigns.

(b)No Waiver of Defaults.  This Amendment  does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Loan Documents, or a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(c)Form.  Each agreement, document, instrument or other writing to be furnished the Agent or any Lender under any provision of this Amendment must be in form and substance reasonably satisfactory to Agent.

(d)Headings.  The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(e)Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay or reimburse Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s counsel.

(f)Multiple Counterparts.  This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment, or any certificate delivered hereunder, by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, each Guarantor, Agent, and each Lender.  Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)Governing Law.  This Amendment and the other Loan Documents shall be construed, and their performance enforced, under Texas law.

9.Entirety.   This Amendment and the other Loan Documents represent the final agreement Among Borrower, Guarantors, Lenders and Agent and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the parties.  there are no unwritten oral agreements among the parties.

[Signatures are on the following pages.]

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This Amendment is executed as of the Effective Date.

BORROWER:

RIGNET, INC.,

a Delaware corporation

By:/s/ Lee Ahlstrom

Name:Lee Ahlstrom

Title:  Chief Financial Officer

GUARANTORS:

LANDTEL, INC.,

a Delaware corporation

By:/s/ Brad EastmanName:Brad Eastman

Title:   Vice President

RIGNET SATCOM, INC.,

a Delaware corporation

By:/s/ Brad Eastman

Name:Brad Eastman

Title: Vice President

LANDTEL COMMUNICATIONS, L.L.C.,

a Louisiana limited liability company

By:/s/ Brad Eastman

Name:Brad Eastman

Title:  Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

JOINING GUARANTORS:

AUTOMATION-COMMUNICATIONS-ENGINEERING CORPORATION, a Louisiana corporation

By:/s/ Brad Eastman

Name: Brad Eastman

Title:  Vice President

SAFETY CONTROLS, INC.,

a Louisiana corporation

By:/s/ Brad Eastman

Name: Brad Eastman

Title:  Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:/s/ Denise Jones

Name: Denise Jones

Title: Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

LENDER:

BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swingline Lender

By:/s/ Jameson Burke

Name: Jameson Burke

Title: Senior Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

LENDER:

BBVA USA (formerly Compass Bank),

as a Lender

By:/s/ Tom Brosig

Name: Tom Brosig

Title:Senior Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

LENDER:

WOODFOREST NATIONAL BANK,

as a Lender

By:Sushim R. Shah

Name: Sushim R. Shah

Title: SVP

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

LENDER:

FIRST HORIZON BANK, as a Lender

By:/s/ Ryan Huff

Name: Ryan Huff

Title: Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

EXHIBIT A

Amended Credit Agreement

[See attached]

Exhibit A

Conformed Copy through:
First Amendment to Third Amended and Restated Credit Agreement dated as of February 13, 2019;
Second Amendment to Third Amended and Restated Credit Agreement dated as of June 7, 2019; and Third Amendment to Third Amended and Restated Credit Agreement dated as of February 21, 2020

EXHIBIT A

Amended Credit Agreement

[See

Published CUSIP Number: 76658HAD9

Revolving Credit Facility: 76658HAE7

Term Facility: 76658HAF4

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 6, 2017

among

RIGNET, INC.,

as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and L/C Issuer,

BBVA USA,

as Syndication Agent,

and

THE LENDERS PARTY HERETO

BOFA SECURITIES, INC.,

as Sole Lead Arranger and Sole Bookrunner

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TABLE OF CONTENTS

Page

I.	DEFINITIONS AND ACCOUNTING TERMS.1
1.01	Defined Terms1
1.02	Other Interpretive Provisions36
1.03	Accounting Terms.37
1.04	Rounding38
1.05	Times of Day38
1.06	Rates38
1.07	Letter of Credit Amounts38
1.08	UCC Terms38
1.09	Timing of Payment or Performance38
1.10	Exchange Rates; Currency Equivalents.38
1.11	Additional Alternative Currencies.39
1.12	Change of Currency.40
II.	COMMITMENTS AND CREDIT EXTENSIONS.40
2.01	Loans.40
2.02	Borrowings, Conversions and Continuations of Loans.42
2.03	Letters of Credit.43
2.04	Swingline Loans.52
2.05	Prepayments.55
2.06	Termination or Reduction of Commitments.57
2.07	Repayment of Loans.57
2.08	Interest and Default Rate.58
2.09	Fees59
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.59
2.11	Evidence of Debt.60
2.12	Payments Generally; Administrative Agent’s Clawback.60
2.13	Sharing of Payments by Lenders62
2.14	Cash Collateral.63
2.15	Defaulting Lenders.64
2.16	Increase in Revolving Facility.66
III.	TAXES, YIELD PROTECTION AND ILLEGALITY.68
3.01	Taxes.68
3.02	Illegality72
3.03	Inability to Determine Rates73
3.04	Increased Costs; Reserves on Eurodollar Rate Loans.76
3.05	Compensation for Losses77
3.06	Mitigation Obligations; Replacement of Lenders.78
3.07	Survival78
IV.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.78
4.01	Conditions of Initial Credit Extension78
4.02	Conditions to all Credit Extensions80
V.	REPRESENTATIONS AND WARRANTIES81
5.01	Existence, Qualification and Power81
5.02	Authorization; No Contravention81
5.03	Governmental Authorization; Other Consents81

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5.04	Binding Effect81
5.05	Financial Statements; No Material Adverse Effect.82
5.06	Litigation82
5.07	No Default82
5.08	Ownership of Property; Liens82
5.09	Environmental Compliance.82
5.10	Insurance83
5.11	Taxes83
5.12	ERISA Compliance.83
5.13	Margin Regulations; Investment Company Act.84
5.14	Disclosure85
5.15	Compliance with Laws85
5.16	Solvency85
5.17	Casualty, Etc85
5.18	Sanctions Concerns and Anti-Corruption Laws85
5.19	[Intentionally Omitted].86
5.20	Subsidiaries; Equity Interests; Loan Parties.86
5.21	Intellectual Property; Licenses, Etc86
5.22	Affected Financial Institutions86
5.23	Covered Entities86
5.24	Beneficial Ownership Certification86
VI.	AFFIRMATIVE COVENANTS86
6.01	Financial Statements86
6.02	Certificates; Other Information87
6.03	Notices89
6.04	Payment of Obligations90
6.05	Preservation of Existence, Etc.90
6.06	Maintenance of Properties.90
6.07	Maintenance of Insurance.90
6.08	Compliance with Laws91
6.09	Books and Records.91
6.10	Inspection Rights91
6.11	Use of Proceeds92
6.12	Additional Guarantors; Pledge of Equity of Foreign Subsidiaries92
6.13	Covenant to Give Security.92
6.14	Principal Depository93
6.15	Further Assurances93
6.16	Keepwell Requirements93
6.17	Anti-Corruption Laws; Sanctions94
VII.	NEGATIVE COVENANTS94
7.01	Liens94
7.02	Indebtedness96
7.03	Investments98
7.04	Fundamental Changes99
7.05	Dispositions99
7.06	Restricted Payments100
7.07	Change in Nature of Business101
7.08	Transactions with Affiliates101
7.09	Burdensome Agreements101
7.10	Use of Proceeds102

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7.11	Financial Covenants.102
7.12	Fiscal Year and Accounting Changes.103
7.13	Sale and Leaseback Transactions103
7.14	Sanctions103
VIII.	EVENTS OF DEFAULT AND REMEDIES.103
8.01	Events of Default103
8.02	Remedies Upon Event of Default105
8.03	Application of Funds106
IX.	ADMINISTRATIVE AGENT.107
9.01	Appointment and Authority.107
9.02	Rights as a Lender107
9.03	Exculpatory Provisions107
9.04	Reliance by Administrative Agent108
9.05	Delegation of Duties109
9.06	Resignation of Administrative Agent.109
9.07	Non-Reliance on Administrative Agent, the Arranger and Other Lenders110
9.08	No Other Duties, Etc111
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding111
9.10	Collateral and Guaranty Matters112
9.11	Secured Cash Management Agreements and Secured Hedge Agreements113
9.12	Certain ERISA Matters.113
X.	CONTINUING GUARANTY.114
10.01	Guaranty114
10.02	Rights of Lenders114
10.03	Certain Waivers115
10.04	Obligations Independent115
10.05	Subrogation115
10.06	Termination; Reinstatement115
10.07	Stay of Acceleration116
10.08	Condition of Borrower116
10.09	Appointment of Borrower116
10.10	Right of Contribution116
XI.	MISCELLANEOUS.116
11.01	Amendments, Etc116
11.02	Notices; Effectiveness; Electronic Communications.119
11.03	No Waiver; Cumulative Remedies; Enforcement121
11.04	Expenses; Indemnity; Damage Waiver.121
11.05	Payments Set Aside123
11.06	Successors and Assigns.123
11.07	Treatment of Certain Information; Confidentiality.128
11.08	Right of Setoff129
11.09	Interest Rate Limitation129
11.10	Counterparts; Integration; Effectiveness130
11.11	Survival of Representations and Warranties130
11.12	Severability130
11.13	Replacement of Lenders130
11.14	Governing Law; Jurisdiction; Etc.131
11.15	Waiver of Jury Trial132
11.16	Subordination132

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11.17	No Advisory or Fiduciary Responsibility133
11.18	Electronic Execution.133
11.19	USA PATRIOT Act Notice134
11.20	Time of the Essence134
11.21	Amendment and Restatement of Existing Credit Agreement134
11.22	Judgment Currency134
11.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions135
11.24	Acknowledgement Regarding Any Supported QFCs135
11.25	ENTIRE AGREEMENT136

BORROWER PREPARED SCHEDULES
SCHEDULE 5.02(a)	Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments
SCHEDULE 5.02(b)	Loan Parties
SCHEDULE 5.21(g)(ii)	Leased Property
SCHEDULE 6.14	Excluded Accounts
SCHEDULE 7.01	Existing Liens
SCHEDULE 7.02	Existing Indebtedness
SCHEDULE 7.03	Existing Investments
SCHEDULE 7.08	Affiliate Transactions
ADMINISTRATIVE AGENT PREPARED SCHEDULES
SCHEDULE 1.01(a)	Certain Addresses for Notices
SCHEDULE 1.01(b)	Initial Commitments and Applicable Percentages
SCHEDULE 1.01(c)	Existing Letters of Credit
SCHEDULE 2.01	Swingline Commitment
EXHIBITS
EXHIBIT A	Form of Revolving Note
EXHIBIT B	Form of Term Note
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D	Form of Loan Notice
EXHIBIT E	Form of Swingline Loan Notice
EXHIBIT F	Form of Assignment and Assumption
EXHIBIT G	Form of Administrative Questionnaire
EXHIBIT H-1	Form of U.S. Tax Compliance Certificate
EXHIBIT H-2	Form of U.S. Tax Compliance Certificate
EXHIBIT H-3	Form of U.S. Tax Compliance Certificate
EXHIBIT H-4	Form of U.S. Tax Compliance Certificate
EXHIBIT I	Form of Notice of Loan Prepayment
EXHIBIT J EXHIBIT K	Form of Notice of Additional L/C Issuer Form of Permitted Acquisition Certificate

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 6, 2017, among RIGNET, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

A.	Borrower has requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to Borrower.
B.	The Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to Borrower on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

I.DEFINITIONS AND ACCOUNTING TERMS.

Defined Terms

. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business, line of business, division or enterprise or all or substantially all of the assets of any other Person, whether through the purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) Equity Interests in another Person sufficient to cause such Person to become a Subsidiary of Borrower or any of its Subsidiaries.

“Administrative Agent” or “Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit G or any other form approved by Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent’s Office” means, Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as Agent may from time to time notify Borrower and the Lenders.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Third Amended and Restated Credit Agreement and all exhibits and schedules hereto.

“Agreement Currency” is defined in Section 11.22 hereof.

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“Alternative Currency” means each of the following currencies: Euro and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.11; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Third Amendment Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio):

Level	Consolidated Leverage Ratio	Eurodollar Rate and LIBOR Daily Floating Rate	Base Rate	Commitment Fee
1	Less than 1.50 to 1.00	1.75%	0.75%	0.20%
2	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	2.25%	1.25%	0.25%
3	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	2.75%	1.75%	0.30%
4	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	3.00%	2.00%	0.35%
5	Equal to or greater than 3.00 to 1.00	3.25%	2.25%	0.40%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 2.10(b); provided that, if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the fifth Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the initial Applicable Rate shall be set

4824-8983-8000 v.10

forth in Level 4 until the first Business Day immediately following the date a Compliance Certificate is delivered to Agent pursuant to Section 6.02(b) for the first fiscal quarter ending after the Third Amendment Closing Date. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Applicable Time” means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP or IFRS, as applicable, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP or IFRS, as applicable, if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Availability Period” means, in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Facility, (b) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

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“Bail-In Action” means the exercise of any Write Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate for an Interest Period of one month plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans are only available to Loans denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Account” has the meaning specified in Section 2.12(a)(ii).

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Agent’s Office is located and, if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset that have been or should be, in accordance with GAAP or IFRS, as applicable, reflected as acquisitions, replacements, substitutions, restorations or additions to property, plant or equipment on a Consolidated balance sheet of such Person.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP or IFRS, as applicable, recorded as capitalized leases.

“Cash Collateralize” means, to pledge and deposit with or deliver to Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations, the Obligations, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to Agent and the applicable L/C Issuer, and/or (c) if Agent and the applicable L/C Issuer shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):

(a)

readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)

time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)

commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)

Investments, classified in accordance with GAAP as current assets of Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to

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Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and
(e)

other short-term investments in a currency other than Dollars (provided that such alternate currency is readily available, freely traded, and is one in which deposits are customarily offered to banks in the London interbank market), utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to preceding clauses (a) through (d).

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by Agent, the applicable Cash Management Bank (other than Agent or an Affiliate of Agent) must have delivered a Secured Party Designation Notice to Agent prior to such date of determination.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means, with respect to Borrower, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any Permitted Investor, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Closing Date” means the date hereof.

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“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and the “Pledged Collateral” referred to in the Collateral Documents, and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, each Security Agreement, each Pledge Agreement, each Joinder Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to Agent pursuant to Section 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute, and any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income or profits (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP or IFRS, as applicable.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Borrower and its Subsidiaries in accordance with GAAP or IFRS, as applicable:

(a)	Consolidated Net Income for the most recently completed Measurement Period; plus
(b)	the following to the extent deducted in calculating such Consolidated Net Income (without duplication):
(i)	Consolidated Interest Charges whether non-cash charges or paid in cash,
(ii)	the provision for federal, state, local and foreign income Taxes payable,
(iii)	depreciation and amortization expense,
(iv)

non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods), and

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(v)	all other non-cash finance expenses (including but not limited to (A) changes in valuations of preferred stock, and (B) non-cash based compensation expenses); plus
(c)	without duplication, transaction fees, costs and expenses incurred by Borrower and its Subsidiaries in connection with this Agreement; plus
(d)

without duplication, reasonable, non-recurring transaction fees, costs and expenses incurred by Borrower and its Subsidiaries in connection with any Disposition, issuance, incurrence or Refinancing of any debt, issuance of Equity Interests, Acquisition (other than between or among Borrower and one or more of its Subsidiaries) or other Investment permitted under this Agreement (whether or not consummated); plus

(e)

any adjustments resulting from purchase accounting in accordance with GAAP for any Acquisition (other than between or among Borrower and one or more of its Subsidiaries) or other Investment permitted under this Agreement; plus

(f)

the amount of any business optimization expense and restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with Acquisitions (other than between or among Borrower and one or more of its Subsidiaries) after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with the foregoing, provided such costs (x) are actual and identifiable, and (y) to the extent related to an Acquisition (other than between or among Borrower and one or more of its Subsidiaries), do not exceed 10% of the applicable Target EBITDA; plus

(g)	[reserved];
(h)

to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption; plus

(i)	to the extent included in the calculation of Consolidated Net Income for such period, any noncash charge related to the original recognition or subsequent adjustment to the Inmarsat Reserve; less
(j)

without duplication, any gain or plus any loss included in the calculation of Consolidated Net Income for such period related to either the recognition of the final award or settlement or any or all payment(s) in full satisfaction of the final, non-appealable award or settlement under the Inmarsat Dispute; less

(k)

without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period, non-cash gains (excluding any such non-cash gains to the extent (i) there were cash gains with respect to such gains in past accounting periods or (ii) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods); plus

4824-8983-8000 v.10

(l)

for such applicable periods, to the extent deducted in calculating such Consolidated Net Income, the amount of the legal and related costs which includes but is not limited to fees and expenses for external legal counsel, expert witnesses, research, the arbitration panel, travel and depositions in conjunction with the Inmarsat Dispute, not to exceed $5,000,000 in any Measurement Period.

“Consolidated EBITDA” for any Measurement Period shall be calculated to give pro forma effect to any acquisition or disposition of assets (or closed or classified as discontinued operations) consummated at any time after the first day of such Measurement Period as if each such acquisition or disposition or classification had occurred on the first day of such Measurement Period, provided that any such pro forma adjustment shall be (x) made on a basis consistent with GAAP or IFRS, as applicable, and Regulation S-X promulgated under the Securities Act of 1933, and (y) supported by detailed calculations; provided, at the election of the Borrower, such adjustments shall not be required if the consideration paid in connection with such disposition (but, for the avoidance doubt, not any such acquisition), or the book value of such discontinued assets, is less than $5,000,000.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (without duplication) (i) Consolidated EBITDA, less (ii) cash Taxes, less (iii) Restricted Payments paid in cash by Borrower to the owners of its Equity Interests, less (iv) Maintenance Capital Expenditures, plus (v) any voluntary prepayment of the Outstanding Amount of Term Loans for the applicable Measurement Period, to (b) the sum of (i) current maturities of long term Indebtedness (including, but not limited to, any Subordinated Debt and Capitalized Leases), but in each case excluding the scheduled principal payment due and payable by Borrower on the Maturity Date under any Loan made pursuant to this Agreement, plus (ii) Consolidated Interest Charges paid in cash for the applicable Measurement Period, plus (iii) scheduled principal payments made in cash in respect of Subordinated Debt for the applicable Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Borrower and its Subsidiaries on a Consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and other instruments contemplated in Section 7.02(l) (to the extent such amounts available to be drawn under such instruments are in excess of the amount permitted under Section 7.02(l)) and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, in each case, not past due for more than 120 days after the due date therefor or outstanding for more than 180 days after the date on which such trade account payable was created unless such account is being contested in good faith and appropriate reserves made, (ii) payables incurred in conjunction with the Inmarsat Dispute which includes but is not limited to fees and expenses for external legal counsel, expert witnesses, research, the arbitration panel, travel and depositions, but not to exceed $5,000,000, (iii) purchase price holdbacks in respect of portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) deferred compensation accrued in the ordinary course of business, (v) any contingent obligation to purchase any asset and (vi) any earn-out obligations in connection with any Permitted Acquisition or permitted Investment payable in cash until the requirements of the deferred earn-out have been fully achieved or realized and the amount becomes contractually due); (e) all Attributable Indebtedness; (f) all obligations (excluding voluntary payments and dividends) to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a)

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through (f) above of Persons other than Borrower or any Subsidiary; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Borrower or such Subsidiary. Notwithstanding anything to the contrary contained herein, Consolidated Funded Indebtedness shall not include (x) reimbursement obligations in respect of any letter of credit the payment of which is either fully (i) backed by a letter of credit or (ii) cash collateralized or (y) any obligation payable in common Equity Interests.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP or IFRS, as applicable, plus (b) all interest paid or payable with respect to discontinued operations, plus (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP or IFRS, as applicable, in each case, of or by Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude:

(a)	extraordinary gains and extraordinary losses for such Measurement Period,
(b)

the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income,

(c)

any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Borrower as described in clause (b) of this proviso), and

(d)	any non-cash foreign exchange translation gains or losses.[1]

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

[1]	Note to PH: Clause (e) seems to be duplicative. Section 1.03(b) already covers any changes in GAAP.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12C.F.R. §382.2(b).

“Covered Party” has the meaning specified in Section 11.24.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to 2% in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus 2%, in each case, to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified Borrower, Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from

4824-8983-8000 v.10

the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by Agent in a written notice of such determination, which shall be delivered by Agent to Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or Subsidiary, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, a Disposition shall not include any Involuntary Disposition or the issuance by any Person of its Equity Interests.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof, or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are

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imposed in the country in which such currency is issued, result in, in the reasonable opinion of the L/C Issuer (in the case of any Alternative Currency Letters of Credit), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) no longer a currency in which the Required Lenders are willing to make such L/C Credit Extensions (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist.

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by an Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, insolvent or endangered status; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under

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Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate or (i) failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurodollar Rate” means:

(a)

for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)

for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two London Banking Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate, but excluding any Loan that bears interest based on the LIBOR Daily Floating Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Assets” means those assets expressly and specifically excluded as Collateral pursuant to the Collateral Documents.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office

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or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to in Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of October 3, 2013, among Borrower, the lenders party thereto, and Bank of America, as Administrative Agent for itself and the other lenders party thereto, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of February 24, 2016, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of December 16, 2016, and as further amended or supplemented prior to the date hereof.

“Existing Lenders” means the lenders party to the Existing Credit Agreement.

“Exiting Lenders” has the meaning set forth in Section 2.01(c).

“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01(c).

“Facility” means the Term Facility or the Revolving Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain letter agreement, dated February 21, 2020, among Borrower, the Agent and the Arranger, as amended, restated or supplemented from time to time.

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“First Amendment Closing Date” means February 13, 2019, which is the date that the First Amendment to this Agreement became effective.

“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by or maintained under any non-U.S. law or jurisdiction that is maintained or contributed by any Loan Party or ERISA Affiliate.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary, provided that, for purposes of this Agreement and the other Loan Documents, each of ComPetro Communications LLC, a Delaware limited liability company, and ComPetro Communications Holdings LLC, a Delaware limited liability company, shall be deemed to be a Foreign Subsidiary for so long as they are owned directly or indirectly by a Foreign Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means a funding indemnity letter, in form and substance acceptable to Agent and its counsel.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in

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clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means the Subsidiaries of Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.12.

“Guaranty” means, collectively, the Guaranty made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further, that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by Agent, the applicable Hedge Bank (other than Agent or an Affiliate of Agent) must have delivered a Secured Party Designation Notice to Agent prior to such date of determination.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board that are applicable to the circumstances as of the date of determination, subject to Section 1.03.

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“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP or IFRS, as applicable:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)

the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)	net obligations of such Person under any Swap Contract;
(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the due date therefor or outstanding for more than 90 days after the date on which such trade account payable was created unless such account is being contested in good faith and appropriate reserves made, (ii) purchase price holdbacks in respect of portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iii) deferred compensation accrued in the ordinary course of business, (iv) any contingent obligation to purchase any asset and (v) any earn-out obligations in connection with any Permitted Acquisition or permitted Investment payable in cash until the requirements of the deferred earn-out have been fully achieved or realized and the amount becomes contractually due);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
(g)

all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or warrant, right or option to acquire any such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. Notwithstanding anything to the contrary contained herein, Indebtedness shall not include (x) reimbursement obligations in respect of any letter of credit the payment of which is either fully (i) backed by a letter of credit or (ii) cash collateralized or (y) any obligation payable in common Equity Interests.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Inmarsat Dispute” means that certain dispute between the Borrower and Inmarsat Global Limited (“Inmarsat”) arising out of a certain contract between such parties entered into in January, 2014, with such dispute being the subject of an arbitration proceeding filed by Inmarsat with the International Centre for Dispute Resolution (the “ICDR”) in October, 2016.

“Inmarsat Reserve” means, in respect of the Inmarsat Dispute, a litigation reserve initially in the amount of up to $50,800,000 recorded by the Borrower in its financial statements in the fourth quarter of 2018, and giving effect to any adjustment to such reserve in any subsequent fiscal quarter, and in respect of Borrower’s liability for payment of an interim award determined by the ICDR’s arbitration tribunal’s Phase I ruling in December, 2018.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any LIBOR Daily Floating Rate Loan, the last day of each month and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition); and (c) as to any Base Rate Loan, the last day of each month and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, or three or, only if available to all of the Lenders, six months thereafter, as selected by Borrower in its Loan Notice; provided that:

(a)

any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)	no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person, or (d) any other Acquisition. For purposes of covenant

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compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement in form and substance acceptable to Agent and its counsel which is executed and delivered in accordance with the provisions of Sections 6.12 and 6.13.

“Judgment Currency” is defined in Section 11.22 hereof.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, (a) as to Bank of America, its obligation to issue Letters of Credit to the Borrower pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed US$25,000,000 and (b) as to each other L/C Issuer, its obligation to issue Letters of Credit to the Borrower pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding for all L/C Issuers under this clause (b) not to exceed US$5,000,000, in each case, as such amount may be adjusted from time to time in accordance with this Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means with respect to a particular Letter of Credit, (a) Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer thereof, (b) such other Lender selected by the Borrower pursuant to Section 2.03(k) from time to time to issue such Letter of Credit (provided that no Lender shall be required to become an L/C Issuer pursuant to this subclause (b) without such Lender’s consent), or any successor

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issuer thereof or (c) any Lender selected by the Borrower (with the prior consent of Agent) to replace a Lender who is a Defaulting Lender at the time of such Lender’s appointment as an L/C Issuer (provided that no Lender shall be required to become an L/C Issuer pursuant to this subclause (c) without such Lender’s consent), or any successor issuer thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and permitted assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Collateralization Date” means the day that is the earlier of: (a) 90 days prior to the Maturity Date then in effect or (b) the date upon which Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Daily Floating Rate” means:

(a)

the fluctuating rate of interest, which can change on each Business Day, equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two Business Days

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prior to the date in question, for Dollar deposits with a term equivalent to a one month term beginning on that date (in such case, the “LIBOR Rate”); and
(b)	for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate;

provided that, if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Daily Floating Rate Loan” means a Loan that bears interest based on the LIBOR Daily Floating Rate.

“LIBOR Quoted Currency” means Dollars, Euro, and Sterling, in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 3.03(g).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing) excluding for purposes hereof, any of the foregoing in favor of a lessor on the property or assets (and no other property or assets of the Loan Parties) leased to the Loan Parties under operating leases (under GAAP or IFRS, as applicable) of the Loan Parties entered into in the ordinary course of business and on usual and customary terms.

“Loan” means an extension of credit by a Lender to Borrower under Article II in the form of a Revolving Loan, a Swingline Loan or a Term Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Joinder Agreement, (h) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 and (i) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement) and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit D or such other form as may be approved by Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Agent), appropriately completed and signed by a Responsible Officer of Borrower.

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“Loan Parties” means, collectively, Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Maintenance Capital Expenditures” means a Capital Expenditure made by any Loan Party to maintain the operations of any Loan Party at then current levels; provided, however, that Maintenance Capital Expenditures shall not include:

(a)	expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Borrower after the Closing Date;
(b)

expenditures of proceeds of indemnity payments, insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made, or a binding contract is or has been entered into to make such expenditures, to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of Borrower and the Subsidiaries within 12 months of receipt of such proceeds;

(c)	interest capitalized during such period;
(d)

expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Borrower or any Subsidiary thereof) and for which neither Borrower nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period);

(e)

the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made;

(f)

the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;

(g)

the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time; and

(h)

expenditures made by Borrower or any of its Subsidiaries to effect leasehold improvements to any property leased by Borrower or any of its Subsidiaries as lessee, to the extent such expenses have been reimbursed in cash by the landlord.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of

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Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower, or the Loan Parties taken as a whole, to perform their obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or any of its Subsidiaries of any Loan Document to which it is a party; or (d) a material adverse effect on the interest of the Loan Parties, taken as a whole, in, or the value, perfection or priority of Agent’s security interest in a material portion of the Collateral.

“Material Foreign Subsidiary” means each of (a) RigNet Luxembourg Holdings, and (b) each other Significant Subsidiary of Borrower that (i) is a CFC and (ii) is not owned or deemed to be owned for U.S. tax purposes by a CFC, directly or indirectly.

“Maturity Date” means (a) March 31, 2022, with respect to the Term Facility, and (b) August 31, 2022, with respect to the Revolving Facility; provided however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Borrower or, if fewer than four consecutive fiscal quarters of Borrower have been completed since the Closing Date, the fiscal quarters of Borrower that have been completed since the Closing Date.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii), (a)(iii) or (a)(iv), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by Agent and the L/C Issuer in their sole discretion but in no event to exceed 105% of such liabilities.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, or Involuntary Disposition, net of (a) direct costs and expenses incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof (including, in respect of any Disposition or Involuntary Disposition by a Foreign Subsidiary or CFC, taxes paid or payable upon the repatriation of any such proceeds) and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, or Involuntary Disposition.

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected Lenders in a Facility or all Lenders entitled to payment, in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv).

“Note” means a Term Note or a Revolving Note, as the context may require.

“Notice of Additional L/C Issuer” means a certificate substantially the form of Exhibit J or any other form approved by Agent.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Agent), appropriately completed and signed by a Responsible Officer.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means: (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (but specifically excluding any debts, liabilities, obligations, covenants and duties under any Secured Hedge Agreement or any Secured Cash Management Agreement) and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that with respect to any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations shall be excluded from “Obligations” owing by such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan, but including a Multiple Employer Plan) that is maintained or is contributed to by any Loan Party and any

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ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a)	no Default or Event of Default shall then exist or would exist after giving effect thereto;
(b)

Agent and the Lenders shall have received not less than thirty days prior to the consummation of any such Acquisition, (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) consolidated projected income statements of Borrower and its Subsidiaries (giving effect to such Acquisition), and (iv) not less than five Business Days prior to the consummation of any Permitted Acquisition, a Permitted Acquisition Certificate, executed by a Responsible Officer of Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(c)

such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; and

(d)	such Acquisition shall have been approved by the Required Lenders.

“Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit K or any other form approved by Agent.

“Permitted Investor” means KKR & Co. L.P., or any investment fund or other entity that KKR & Co. L.P. (or its officers or employees) manages, controls or holds contract management responsibility for or in which any such Person holds a profits interest.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, and (B) the material terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially more favorable to the Persons providing such Indebtedness than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, funding discounts and redemption or prepayment

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premiums); provided that a certificate of a Responsible Officer of the Borrower delivered to the Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to Borrower or any Subsidiary; provided that, if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party, or (ii) such transaction must be an intercompany Investment permitted under Section 7.03(c); (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Borrower and its Subsidiaries; and (e) the sale or disposition of Cash Equivalents for fair market value.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Borrower or, any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means each pledge agreement in form and substance reasonably acceptable to Agent and its counsel, executed by a Loan Party in favor of Agent.

“Pledged Collateral” has the meaning specified in each Pledge Agreement.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.24.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant Lien becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and Agent, which agreement is in form and substance reasonably

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acceptable to Agent and which provides Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Recipient” means Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” has the meaning specified in Section 3.03(g).

“Reportable Event” means any of the events set forth in Section 4043(c), of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, (a) the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination, (b) if there are only two Lenders, then Required Lenders shall mean both Lenders and (c) if there is more than one Lender, Required Lenders shall include at least two Lenders.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposure representing more than 50% of the Revolving Exposure of all Revolving Lenders. The Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amount that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable

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Loan Party and Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment (whether in cash, securities or other property), purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of Borrower or any of its Subsidiaries, now or hereafter outstanding, including, but not limited to, any sinking fund or similar deposit, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding.

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (b) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (c) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (d) such additional dates as Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the Third Amendment Closing Date is $100,000,000.

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(b).

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“Revolving Note” means a promissory note made by Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit A.

“RigNet Luxembourg Holdings” means RigNet Luxembourg Holdings, a societe a responsabilite limitee (private limited liability company) organized under the laws of the Grand-Duchy of Luxembourg.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Closing Date” means June 7, 2019, which is the date that the Second Amendment to this Agreement became effective.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under Article VI or VII between any Loan Party and any of its Subsidiaries and any Hedge Bank.

“Secured Obligations” means (a) all Obligations, (b) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements (unless, at least five Business Days prior to entering into any such agreement, the Borrower provides written notice to Agent that such agreement results in a material adverse tax impact on a Subsidiary, in which case the obligations under such agreement shall not constitute “Secured Obligations”), and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing to the extent required to be paid by any Loan Party under any Loan Document, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws

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naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that with respect to any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations shall be excluded from “Secured Obligations” owing by, guaranteed by or secured by such Loan Party.

“Secured Parties” means, collectively, Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees, each co-agent or sub-agent appointed by Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender in form and substance acceptable to Agent and its counsel.

“Security Agreement” means each security agreement in form and substance reasonably acceptable to Agent and its counsel, executed by a Loan Party in favor of Agent.

“Significant Subsidiary” means, at any determination date, each wholly-owned Subsidiary of Borrower that owns 15% or more of the total assets or earns 15% or more of the total income of Borrower and its Subsidiaries on a Consolidated basis, determined as of the last day of the Measurement Period for which financial statements under Section 6.01 have been delivered.

“SOFR” has the meaning specified in Section 3.03(g).

“SOFR-Based Rate” has the meaning specified in Section 3.03(g).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Property” means real property (a) acquired in conjunction with the acquisition of Nessco Group Holdings Limited and Nessco Invsat Limited, and (b) located at 410 Commercial Parkway, Broussard, Louisiana.

“Spot Rate” for a currency means the rate determined by Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

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“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Debt” means Indebtedness incurred by any Loan Party which by its terms (a) is subordinated in right of payment to the prior payment of the Obligations and (b) contains other terms, including without limitation, standstill, interest rate, maturity and amortization, and insolvency-related provisions, in all respects acceptable to Agent in its sole discretion.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supported QFC” has the meaning specified in Section 11.24.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“SWIFT” has the meaning specified in Section 2.03(f).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Commitment” means, as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Closing Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by Agent pursuant to Section 11.06(c).

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“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit E or such other form as approved by Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Agent), appropriately completed and signed by a Responsible Officer of Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $5,000,000, and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP or IFRS, as applicable.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target EBITDA” means EBITDA of any Person or that is attributable to any business or asset that is the target in any Acquisition (other than between or among Borrower and one or more of its Subsidiaries), as the case may be, calculated for such Person and its Subsidiaries or business or asset, as the case may be (in each case, solely to the extent acquired pursuant to such Acquisition) on a pro forma basis consistent with the calculation of Consolidated EBITDA for Borrower and its Subsidiaries (excluding any portion thereof determined by Agent to be inapplicable).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitment of all of the Term Lenders on the Third Amendment Closing Date shall be $16,000,000.

“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

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“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time, and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Note” means a promissory note made by Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit B.

“Term SOFR” has the meaning specified in Section 3.03(g).

“Third Amendment Closing Date” means February 21, 2020, which is the date that the Third Amendment to this Agreement became effective.

“Threshold Amount” means $5,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the total of the unused Commitments of, the Revolving Exposure of, and the Outstanding Amount of all Term Loans of, such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a LIBOR Daily Floating Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any documentary Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

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“U.S. Loan Party” means any Loan Party that is organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.24.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Withholding Agent” means Agent or any Loan Party.

“Write Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Other Interpretive Provisions

. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time,

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and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03Accounting Terms.

(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared at Borrower’s option in conformity with, GAAP or IFRS, as applicable, in each case applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein or as required by Law. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

(b)Changes in GAAP or IFRS. If at any time any change in GAAP or IFRS, or the application thereof, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or IFRS or the application thereof, as applicable (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or IFRS, as applicable, prior to such change therein and (ii) Borrower shall provide to Agent and Lenders a reconciliation between calculations of such ratio or requirement made before and after giving effect to such

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change in GAAP or IFRS, as applicable. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of Borrower and its Subsidiaries or to the determination of any amount for Borrower and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

Rounding

. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Times of Day

. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Rates

. Agent does not warrant, nor accept responsibility, nor shall Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

Letter of Credit Amounts

. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

UCC Terms

. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Timing of Payment or Performance

. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, then, except as otherwise provided in the definition of Interest Period and in the proviso below, the date of such payment or performance shall extend to the immediately succeeding Business Day, provided that, if any principal repayment installment to be made by Borrower (other than principal repayment installments on Eurodollar Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.10Exchange Rates; Currency Equivalents.

(a)The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C

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Credit Extensions and Outstanding Amounts with respect to any L/C Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or L/C Issuer, as the case may be.

(c)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

1.11Additional Alternative Currencies.

(a)The Borrower may from time to time request that Revolving Loans and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is published LIBOR rate for such currency. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof each Lender (in the case of any such request pertaining to Revolving Loans) or the L/C Issuer (in case of such request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of such Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in Section 1.11(b) shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an

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Alternative Currency hereunder for purposes of any Borrowing of Revolving Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and (A) the Administrative Agent and the L/C Issuer may amend this Agreement to the extent necessary to add the applicable eurocurrency rate for such currency and (B) to the extent this Agreement reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.11, the Administrative Agent shall promptly so notify the Borrower. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.12Change of Currency.

(a)Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency and will put the Lenders and the Borrower in the same position, as close as possible, that they would have been in if no such change had occurred.

II.COMMITMENTS AND CREDIT EXTENSIONS.

2.01Loans.

(a)Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a Term Loan to Borrower, in Dollars, in a single advance on the Third Amendment Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility. Any portion of the Term Borrowing that is repaid or prepaid may not be reborrowed. Subject to this subsection (a), Term Loans may be Eurodollar Rate Loans, Base Rate Loans or LIBOR Daily Floating Rate Loans, as further provided herein.

(b)Revolving Borrowings. Subject to the terms and conditions set forth herein (including without limitation, as set out in Section 2.01(c) below), each Revolving Lender severally

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agrees to make loans (each such loan, a “Revolving Loan”) to Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this subsection (b). Revolving Loans may be Base Rate Loans, LIBOR Daily Floating Rate Loans or Eurodollar Rate Loans, as further provided herein; provided however, any Revolving Borrowings made on the Closing Date or any of the three Business Days following the Closing Date shall be made as LIBOR Daily Floating Rate Loans or Base Rate Loans unless Borrower delivers a Funding Indemnity Letter not less than three Business Days prior to the date of such Revolving Borrowing.

(c)Existing Loans under the Existing Credit Agreement. The parties hereto acknowledge and agree that, effective as of the Closing Date, in order to accommodate and orderly effect the reallocations, adjustments, assignments, acquisitions and decreases under this Section 2.01(c), (i) all outstanding Eurodollar Rate Loans (as defined in the Existing Credit Agreement) on the date hereof are (and shall be deemed to be) converted to Base Rate Loans under, and as defined in, the Existing Credit Agreement (and the Borrower agrees to pay to each Exiting Lender and each Existing Lender such costs and expenses would have been due under Section 3.04 of the Existing Credit Agreement as a result of such conversion unless waived by such Exiting Lender or Existing Lender), and (ii) after giving effect to clause (i) above, all outstanding Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement on the date hereof are (and shall be deemed to be) continued as the initial Base Rate Loans (as defined in this Agreement) made under this Agreement on the Closing Date. The Existing Lenders have agreed among themselves, in consultation with the Borrower, to adjust their respective Commitments and to pay-off in full such Existing Lenders which will not become a Lender hereunder (each, an “Exiting Lender”). The Administrative Agent, the Lenders, the Borrower and each Exiting Lender (by receipt of the payment in full of the Loans as defined in, and owing to it under, the Existing Credit Agreement) consent to such reallocation and each Existing Lender’s adjustment of, and each Existing Lender’s assignment of, an interest in the existing Commitments (as defined in the Existing Credit Agreement) and the Existing Lenders’ partial assignments of their respective existing Commitments (pursuant to this Section 2.01). On the Closing Date and after giving effect to such reallocations, adjustments, assignments, acquisitions and decreases, the Commitment of each Lender shall be as set forth on Schedule 1.01(b). With respect to such reallocations, adjustments, assignments, acquisitions and decreases, each Existing Lender shall be deemed to have acquired the Commitment allocated to it from each of the other Lenders and each Exiting Lender pursuant to the terms of the Assignment and Assumption Agreement attached as an exhibit to the Existing Credit Agreement as if each such Exiting Lender and Existing Lender had executed such Assignment and Assumption Agreement with respect to such allocation, adjustment, assignment, acquisition and decrease. The Administrative Agent shall determine the appropriate adjustments and payments between and among the Lenders and shall direct the Lenders to make such adjustments and payments to the Administrative Agent, who in turn shall make such disbursements to the Lenders from such adjustments and payments, in each case to the extent necessary to account for the revised pro rata shares resulting from the initial allocation of the Lenders’ Commitments under this Agreement.

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2.02Borrowings, Conversions and Continuations of Loans.

(a)Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Agent, which may be given by (i) telephone or (ii) a Loan Notice; provided that, any telephonic notice must be confirmed immediately by delivery to Agent of a Loan Notice. Each such Loan Notice must be received by Agent not later than 12:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans or LIBOR Daily Floating Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Eurodollar Rate Loans with an Interest Period of one month. Any such automatic conversion to LIBOR Daily Floating Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.

(b)Advances. Following receipt of a Loan Notice for a Facility, Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Appropriate Lender of the details of any automatic conversion to LIBOR Daily Floating Rate Loans described in subsection (a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to Agent in immediately available funds at Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

(c)Eurodollar Rate Loans. Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required

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Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to LIBOR Daily Floating Rate Loans.

(d)Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(e)Interest Periods. After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than six Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than four Interest Periods in effect in respect of the Revolving Facility.

(f)Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.03Letters of Credit.

(a)The Letter of Credit Commitment.

(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars or an Alternative Currency for the account of Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

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(ii)The L/C Issuer shall not issue any Letter of Credit if:

(A)subject to subsection (b)(iv), the expiry date of the requested Letter of Credit would occur more than 12 months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date; provided, that if such expiry date would occur after the Letter of Credit Collateralization Date, Borrower shall be required to provide Cash Collateral pursuant to Section 2.14.

(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by Agent and the L/C Issuer (not to be unreasonably withheld), the Letter of Credit is in an initial stated amount less than $25,000, in the case of a commercial Letter of Credit, or $25,000, in the case of a standby Letter of Credit;

(D)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

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(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and Agent not later than 10:00 a.m. at least five Business Days (or such later date and time as Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, Borrower shall furnish to the L/C Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Agent may require.

(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such Letter of Credit Application from Borrower and, if not, the L/C Issuer will provide Agent

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with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

(iv)If Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each 12 month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12 month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of subsection (a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is 14 Business Days before the Non-Extension Notice Date (1) from Agent that the Required Lenders have elected not to permit such extension or (2) from Agent, any Revolving Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c)Drawings and Reimbursements; Funding of Participations.

(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such

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reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, Borrower shall be deemed to have requested a Revolving Borrowing of LIBOR Daily Floating Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of LIBOR Daily Floating Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or Agent pursuant to this subsection (i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Lender shall upon any notice pursuant to subsection (i) make funds available (and Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a LIBOR Daily Floating Rate Loan to Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of LIBOR Daily Floating Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to Agent for the account of the L/C Issuer pursuant to subsection (ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

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(iv)Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this subsection (c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this subsection (c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Lender fails to make available to Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this subsection (c) by the time specified in subsection (ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through Agent) with respect to any amounts owing under this subsection (vi) shall be conclusive absent manifest error.

(d)Repayment of Participations.

(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with subsection (c), if Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Applicable Revolving Percentage thereof in Dollars and in the same funds as those received by Agent.

(ii)If any payment received by Agent for the account of the L/C Issuer pursuant to subsection (c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The

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obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice Borrower;

(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any of its Subsidiaries; or

(ix)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.

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Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in subsection (e); provided however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to Borrower for, and the L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of

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International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)Letter of Credit Fees. Borrower shall pay to Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 1.50% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (ii) for each standby Letter of Credit equal to 1.50% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (A) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at a rate per annum equal to 0.125%, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between Borrower and the L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at a rate per annum equal to 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer as from time to time in effect. Such customary fees and standard costs and charges are due and payable within two days of demand and are nonrefundable.

(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)Additional L/C Issuers. Any Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrower, the Administrative Agent and each L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer. The aggregate principal amount at any one time outstanding for all such additional L/C Issuers under this Section 2.03(k) shall not exceed US$5,000,000.

(l)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all

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drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m)L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i)reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

2.04Swingline Loans.

(a)The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, may in its sole discretion make loans (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment. Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms

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and conditions hereof, Borrower may borrow under this Section, prepay under Section 2.05, and reborrow under this Section. Each Swingline Loan shall bear interest at a rate equal to the LIBOR Daily Floating Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

(b)Borrowing Procedures. Each Swingline Borrowing shall be made upon Borrower’s irrevocable notice to the Swingline Lender and Agent, which may be given by (A) telephone or (B) a Swingline Loan Notice; provided that, any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and Agent of a Swingline Loan Notice. Each such notice must be received by the Swingline Lender and Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with Agent (by telephone or in writing) that Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from Agent (including at the request of any Revolving Lender) prior to 1:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the second sentence of subsection (a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to Borrower at its office by crediting the account of Borrower on the books of the Swingline Lender in immediately available funds.

(c)Refinancing of Swingline Loans.

(i)The Swingline Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a LIBOR Daily Floating Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of LIBOR Daily Floating Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to Agent in immediately available funds (and Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at Agent’s Office not later than 12:00 p.m. on the day specified in such Loan Notice, whereupon, subject to subsection (ii), each Revolving Lender that so makes funds available shall be deemed to have made a LIBOR Daily Floating Rate Loan to Borrower in such amount. Agent shall remit the funds so received to the Swingline Lender.

(ii)If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with subsection (i), the request for LIBOR Daily

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Floating Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to Agent for the account of the Swingline Lender pursuant to subsection (i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Lender fails to make available to Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this subsection (c) by the time specified in subsection (i), the Swingline Lender shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this subsection (c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swingline Loans, together with interest as provided herein.

(d)Repayment of Participations.

(i)At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Agent will make such demand upon the

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request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its LIBOR Daily Floating Rate Loan or risk participation pursuant to this Section to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

(f)Payments Directly to Swingline Lender. Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05Prepayments.

(a)Optional.

(i)Borrower may, upon notice to Agent pursuant to delivery to Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that (A) such notice must be received by Agent not later than 12:00 p.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans or LIBOR Daily Floating Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this subsection(a)(i) shall be applied to the principal repayment installments thereof in the inverse order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii)Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $50,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall

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make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b)Mandatory.

(i)Dispositions and Involuntary Dispositions. Borrower shall prepay the Term Loans as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds in excess of $5,000,000 in the aggregate received by Borrower or any Subsidiary within 30 days of receipt thereof as a result of (A) any Disposition (other than Permitted Transfers or a Sale and Leaseback Transaction with respect to the Specified Property) of assets constituting Collateral, (B) at the Agent’s request in its reasonable credit judgment, any Involuntary Disposition of assets constituting Collateral (other than the Specified Property) or (C) Equity Interests owned by Borrower or any of its Subsidiaries constituting Collateral.

(ii)Application of Payments. Each prepayment of Loans pursuant to the provisions of subsection (i) shall be applied to the principal repayment installments of the Term Loans on a pro rata basis in inverse order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(iii)Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility, Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this subsection (iii) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Revolving Facility.

(iv)Application of Other Payments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to subsection (iii), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied (without any reduction of the Commitment) to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swingline Loans and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.

(v)Alternative Currencies.  If Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Letter of Credit Sublimit then in effect, then, within 2 Business Days after receipt of such notice, the Borrower shall Cash

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Collateralize Letters of Credit in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Letter of Credit Sublimit then in effect.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05 shall be applied first, to Base Rate Loans, second, to LIBOR Daily Floating Rate Loans, and third, to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05 shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06Termination or Reduction of Commitments.

(a)Optional. Borrower may, upon notice to Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by Agent not later than 12:00 noon five Business Days (or such shorter period as Agent may agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,500,000 or any whole multiple of $1,000,000 in excess thereof and (iii) Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Letter of Credit Sublimit.

(b)Mandatory.

(i)The aggregate Term Commitments shall be automatically and permanently reduced to zero on the Closing Date upon the funding of the Term Loans under the Term Facility.

(ii)If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)Application of Commitment Reductions; Payment of Fees. Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitment under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07Repayment of Loans.

(a)Term Loans. Commencing June 30, 2020, and continuing on the last Business Day of each fiscal quarter thereafter, Borrower shall repay to the Term Lenders the principal amount of $2,000,000, unless accelerated sooner pursuant to Section 8.02; provided however, that

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the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

(b)Revolving Loans. Borrower shall repay to the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all Revolving Loans outstanding on such date.

(c)Swingline Loans. Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date 10 Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Facility.

2.08Interest and Default Rate.

(a)Interest. Subject to the provisions of subsection (b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; (iii) each LIBOR Daily Floating Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the LIBOR Daily Floating Rate plus the Applicable Rate for such Facility; and (iv) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the LIBOR Daily Floating Rate plus the Applicable Rate for the Revolving Facility.

(b)Default Rate.

(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Required Lenders, while any Event of Default exists, outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.

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Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Fees

. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)Commitment Fee. Borrower shall pay to Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate for commitment fees times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Aggregate Commitments. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)Other Fees.

(i)Borrower shall pay to Arranger and Agent for their respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of Borrower and its Subsidiaries or for any other reason, Borrower, or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by Agent (or, after the

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occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11Evidence of Debt.

(a)Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)Maintenance of Records. In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

2.12Payments Generally; Administrative Agent’s Clawback.

(a)(i)General. All payments to be made by Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii)On each date when the payment of any principal, interest or fees are due hereunder or under any Loan Document, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Agent (as such account shall be

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designated by Borrower in a written notice to Agent from time to time, the “Borrower Account”) an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from Borrower Account, and (B) if and to the extent any payment of amount from any or all of the accounts of Borrower maintained at Agent. Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section showing in reasonable detail the amounts of such deduction. Lenders agree to reimburse Borrower based on their Applicable Percentage for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

(b)(i)Funding by Lenders; Presumption by Administrative Agent. Unless Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Agent such Lender’s share of such Borrowing, Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Agent, then the applicable Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans or LIBOR Daily Floating Rate Loans. If Borrower and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

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A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and 2.03(h) and (i) shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.

Sharing of Payments by Lenders

. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents

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at such time obtained by all of the Lenders at such time, then, in each case under subsection (a) and (b) above, the Lender receiving such greater proportion shall (A) notify Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(1)

if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2)

the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14Cash Collateral.

(a)Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Collateralization Date, any L/C Obligation for any reason remains outstanding, (iii) Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Agent, for the benefit of Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to subsection (c). If at any time Agent determines that Cash Collateral is subject to any right or claim of any Person other than Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Agent, pay or provide to Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Borrower shall

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pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by Agent and the L/C Issuer that there exists excess Cash Collateral; provided however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; fifth, if so determined by Agent and Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders,

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the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to subsection (v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection (ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such

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Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)Defaulting Lender Cure. If Borrower, Agent, Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to subsection (a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16Increase in Revolving Facility.

(a)Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), the Borrower may from time to time, request an increase in the Revolving Facility by an amount (for all such requests) not exceeding $30,000,000 (an “Incremental Facility”); provided that, any such request for an Incremental Facility shall be in a minimum Dollar Equivalent amount of $10,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Revolving Lenders).

(b)Lender Elections to Increase. Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment (each Lender that agrees to such increase, an “Increasing Revolving Lender”) and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

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(c)Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuer and the Swingline Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement (“New Revolving Lenders”) in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)Effective Date and Allocations. If the Revolving Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Lenders and the New Revolving Lenders of the final allocation of such increase and the Revolving Increase Effective Date.

(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct, on and as of the Revolving Increase Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) both before and after giving effect to the Incremental Facility, no Default exists. The Borrower shall deliver or cause to be delivered any other customary documents, including, without limitation, legal opinions) as reasonably requested by the Administrative Agent in connection with any Incremental Facility. The Borrower shall prepay any Revolving Loans outstanding on the Revolving Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the Revolving Commitments under this Section. The parties hereto agree that, notwithstanding any other provision of this Agreement, the Agent, the Borrower, each New Revolving Lender and each Increasing Revolving Lender, as applicable, may (but are under no obligation) agree to make arrangements to stage the timing of any such increase to the then existing Revolving Commitment, or to cause an New Revolving Lender or an Increasing Revolving Lender to temporarily hold risk participations in the outstanding Revolving Loans of the other Lenders (rather than fund its percentage of all outstanding Revolving Loans concurrently with the applicable increase), in each case with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Revolving Commitment. The Borrower acknowledges that if, as a result of a non-pro-rata increase in the Revolving Commitment, any Revolving Loans are prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 3.05.

(f)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

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(g)Incremental Facility. Except as otherwise specifically set forth herein, all of the other terms and conditions applicable to such Incremental Facility shall be identical to the terms and conditions applicable to the Revolving Facility (excluding upfront fees, arrangement fees or similar fees which may be paid by the Borrower in connection therewith) (provided that the Applicable Rate shall be increased to be consistent with that for such Incremental Facility).

III.TAXES, YIELD PROTECTION AND ILLEGALITY.

3.01Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation, if any, to be delivered pursuant to subsection (e) below.

(ii)If any Withholding Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are determined by such Withholding Agent to be required based upon the information and documentation, if any, it has received pursuant to subsection (e) below, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)If any Withholding Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation, if any, it has received pursuant to subsection (e) below, (B) then such Withholding Agent as required by such Laws shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority

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in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.

(i)Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to Agent as required pursuant to subsection (ii) below.

(ii)Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within 10 days after demand therefor, (A) Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to Agent under this clause (ii).

(d)Evidence of Payments. Upon request by Borrower or Agent, as the case may be, after any payment of Taxes by Borrower or by Agent to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Agent or Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times prescribed by applicable Law or reasonably

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requested by Borrower or Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsection (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter at the times prescribed by applicable Law or upon the reasonable request of Borrower or Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the times prescribed by applicable Law or upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI (or any successor form);

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation”

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described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the times prescribed by applicable Law or upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(iv)For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Agreement, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) each Loan as not qualifying as a

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“grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471‑2(b)(2)(i).

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Illegality

. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate or the LIBOR Daily Floating Rate, or to determine or charge interest rates based upon the Eurodollar Rate or the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to Borrower through Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or the LIBOR Daily Floating Rate in the affected currency or currencies or to convert Loans to Eurodollar Rate Loans or to the LIBOR Daily Floating Rate shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Rate Loans and all LIBOR Daily Floating Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Agent without reference to the Eurodollar Rate component of the Base Rate), either (A) in

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the case of LIBOR Daily Floating Rate Loans, immediately, or (B) in the case of Eurodollar Rate Loans, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

Inability to Determine Rates

.

(a)If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (B) (1) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan and (2) the circumstances described in Section 3.03(c)(i) do not apply, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i), “Impacted Loans”), or (ii) Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.

(b)Notwithstanding the foregoing, if Agent has made the determination described in clause (a)(i) of this Section, Agent, in consultation with Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) Agent or the Required Lenders notify Agent and Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed

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material restrictions on the authority of such Lender to do any of the foregoing and provides Agent and Borrower written notice thereof.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.03(a) and (b) above, if Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or Borrower or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans in the applicable currency, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Agent or receipt by Agent of such notice, as applicable, Agent and Borrower may amend this Agreement solely for purpose of replacing LIBOR in accordance with this Section with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated  (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.  Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.

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(d)If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

(e)Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(f)In connection with the implementation of a LIBOR Successor Rate, Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(g)For purposes hereof:

(i)“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of this Agreement);

(ii)“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement;

(iii)“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body;

(iv)“SOFR-Based Rate” means SOFR or Term SOFR; and

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(v)“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body ,in each case as published on an information service as selected by Agent from time to time in its reasonable discretion.

3.04Increased Costs; Reserves on Eurodollar Rate Loans.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (a)(i), (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

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(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Compensation for Losses

. Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a LIBOR Daily Floating Rate Loan or Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a LIBOR Daily Floating Rate Loan or Base Rate Loan on the date or in the amount notified by Borrower; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then

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at the request of Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with subsection (a), Borrower may replace such Lender in accordance with Section 11.13.

Survival

. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of Agent and the Facility Termination Date.

IV.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.

Conditions of Initial Credit Extension

. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)Execution of Credit Agreement; Loan Documents. Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of Borrower, (iii) counterparts of each Security Agreement, each Pledge Agreement, and any other documents and instruments required by Agent in connection therewith, and each other Collateral Document required by Agent to be delivered on the Closing Date, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto.

(b)Officer’s Certificate. Agent shall have received (i) a certificate of a secretary of each Loan Party in form and substance reasonably acceptable to Agent and its counsel, dated the Closing Date and certifying as to the Organization Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party and of the incumbency of the Responsible Officers of each Loan Party and (ii) the good standing, existence or its equivalent of each Loan Party.

(c)Legal Opinions of Counsel. Agent shall have received an opinion or opinions (including, if requested by Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to Agent and the Lenders, in form and substance reasonably acceptable to Agent.

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(d)Financial Statements. Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.05, each in form and substance reasonably satisfactory to each of them.

(e)Personal Property Collateral. Agent shall have received, in form and substance reasonably satisfactory to Agent:

(i)(A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and, to the extent requested by Agent, each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches;

(ii)completed UCC financing statements for each appropriate jurisdiction as is necessary, in Agent’s sole discretion, to perfect Agent’s security interest in the Collateral;

(iii)stock or membership certificates, if any, evidencing the Pledged Collateral and undated stock or transfer powers duly executed in blank, in each case to the extent such Pledged Collateral is certificated;

(iv)in the case of any personal property Collateral located at premises leased by a Loan Party and set forth on Schedule 5.21(g)(ii), such estoppel letters, consents and waivers from the landlords of such real property to the extent required to be delivered in connection with Section 6.13(b) (such letters, consents and waivers shall be in form and substance reasonably satisfactory to Agent); and

(v)to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect Agent’s and the Lenders’ security interest in the Collateral.

(f)Liability, Casualty, Property, and Terrorism. Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, and terrorism insurance meeting the requirements set forth herein or in the Collateral Documents.

(g)Officer’s Closing Certificate. Agent shall have received a certificate or certificates executed by a Responsible Officer of Borrower as of the Closing Date, certifying as to the financial condition, solvency and related matters of Borrower and its Subsidiaries, after giving effect to the initial borrowings under the Loan Documents and the other transactions contemplated hereby.

(h)Loan Notice. Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date.

(i)[Reserved].

(j)Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of Borrower and its Subsidiaries (other than Indebtedness permitted to exist

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pursuant to Section 7.02) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(k)Consents. Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the entering into of this Agreement have been obtained.

(l)Fees and Expenses. Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Loan Documents.

(m)Due Diligence. The Lenders shall have completed a due diligence investigation of Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Conditions to all Credit Extensions

. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)The representations and warranties of Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)Agent and, if applicable, the L/C Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in clauses (a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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REPRESENTATIONS AND WARRANTIES

. Borrower represents and warrants to Agent and the Lenders, as of the date made or deemed made, that:

Existence, Qualification and Power

. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (b), (i), or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Authorization; No Contravention

. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (other than Liens created by the Collateral Documents) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

Governmental Authorization; Other Consents

. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the required perfection or maintenance of the Liens created under the Collateral Documents (including the required priority thereof) or (d) the exercise by Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings and other actions required by the Collateral Documents to perfect and maintain the Liens created by the Collateral Documents, (iii) actions required by applicable Law in connection with the enforcement of any Lien or security interest or foreclosure on the Collateral subject thereto and (iv) actions required in connection with the ordinary course of operations of business.

Binding Effect

. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.

5.05Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements for the fiscal year ending December 31, 2016, and when delivered for each fiscal year thereafter (i) were prepared in accordance with GAAP or IFRS as the case may be, in each case consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for

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the period covered thereby in accordance with GAAP or IFRS, as applicable, in each case consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for material taxes, commitments and Indebtedness.

(b)The unaudited consolidated balance sheet of Borrower and its Subsidiaries dated June 30, 2017, and the related consolidated statements of income or operations, shareholders’ equity, and cash flows for the six month period ended on that date (i) were prepared in accordance with GAAP or IFRS as the case may be, in each case consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Litigation

. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due inquiry, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

No Default

. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Ownership of Property; Liens

. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09Environmental Compliance.

(a)There are no claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Except as could not reasonably be expected to result in a Material Adverse Effect: (w) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (x) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the

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best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (y) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (z) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(c)Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, which could reasonably be expected to result in a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

Insurance

. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The insurance policies of the Loan Parties comply with the requirements set forth in this Agreement and the other Loan Documents.

Taxes

. Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or IFRS, as applicable. No Loan Party has received a written notice from any Governmental Authority proposing a tax assessment against any Loan Party or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, nor is there any tax sharing agreement applicable to Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect.

5.12ERISA Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited

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transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) Except where it would not alone or in the aggregate result in a Material Adverse Effect, no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)With respect to any Foreign Benefit Arrangement, all material contributions required to be made by a Loan Party or any ERISA Affiliate or any employee of such a person that are required by law or by the terms of the arrangement have been made, or if applicable, accrued in accordance with applicable law and normal accounting practices of such person, each such arrangement that is administered by a Loan Party or an ERISA Affiliate required to be registered has been registered and maintained in good standing with regulatory authorities, and each such arrangement is in material compliance with applicable law and the terms of the arrangement.

(e)Borrower represents and warrants as of the Closing Date that Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

5.13Margin Regulations; Investment Company Act.

(a)Margin Regulations. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)Investment Company Act. None of Borrower, any Person Controlling Borrower, or any Subsidiary is, or is required to be registered as, an “investment company” under the Investment Company Act of 1940.

Disclosure

. Borrower has disclosed to Agent and the Lenders (a) all agreements, instruments and corporate or other restrictions to which it or any other Loan Party is subject, and (b) all other matters known to it, in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered

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hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, (i) with respect to projected financial information (including pro formas financial information, projections, estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time (it being understood that actual results may vary and that such variances could be material) and (ii) any information provided by the Borrower or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Borrower or any Subsidiary shall, for all periods prior to the date of such Acquisition (other than between or among Borrower and one or more of its Subsidiaries), be limited to the knowledge of the Borrower or the acquiring Subsidiary after reasonable inquiry.

Compliance with Laws

. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Solvency

. Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.

Casualty, Etc

. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect

Sanctions Concerns and Anti-Corruption Laws

.

(a)Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(b)Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.19[Intentionally Omitted].

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5.20Subsidiaries; Equity Interests; Loan Parties.

(a)Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 5.20(a) a complete and accurate list of: (i) all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties as of the Closing Date; and (ii) the ownership of shares of each class of Equity Interests in each such Subsidiary outstanding on the Closing Date. The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens (other than Permitted Liens).

(b)Loan Parties. Set forth on Schedule 5.20(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party), (i) the exact legal name, (ii) any former legal names of such Loan Party in the four months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, and (x) other than with respect to Borrower, ownership information (e.g. publicly held or if private or partnership, the owners and partners of each of the Loan Parties).

Intellectual Property; Licenses, Etc

. Borrower and its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes upon any rights held by any other Person, except to the extent the same, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Affected Financial Institutions

. No Loan Party is an Affected Financial Institution.

Covered Entities

. No Loan Party is a Covered Entity.

Beneficial Ownership Certification

. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

AFFIRMATIVE COVENANTS

. Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of their Subsidiaries to:

Financial Statements

. Deliver to Agent:

(a)Audited Financial Statements. As soon as available, but in any event within 75 days after the end of each fiscal year of Borrower, a Consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with, at Borrower’s option, GAAP or IFRS, such Consolidated

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statements to be audited and accompanied by a report and opinion of Deloitte & Touche or of an independent certified public accountant of nationally recognized standing or otherwise reasonably acceptable to Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided that the requirements of this subsection (a) with respect to the delivery of financial statements for any fiscal year shall be deemed satisfied by publicly filing Borrower’s Form 10-K for such fiscal year with the SEC, and such financial statements shall be deemed to have been delivered to Agent under this subsection (a) on the date such Form 10-K has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto).

(b)Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a Consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations for the portion of Borrower’s fiscal year then ended, all in reasonable detail, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower as fairly presenting in all material respects the financial condition and results of operations of Borrower and its Subsidiaries in accordance with, at Borrower’s option, GAAP or IFRS, subject only to normal year-end audit adjustments and the absence of footnotes (provided that the requirements of this subsection (b) with respect to the delivery of financial statements for any fiscal quarter shall be deemed satisfied by publicly filing Borrower’s Form 10-Q for such fiscal quarter with the SEC, and such financial statements shall be deemed to have been delivered to Agent under this subsection (b) on the date such Form 10-Q has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto).

As to any information contained in materials furnished pursuant to Section 6.02(d), Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in Sections (a) and (b) above at the times specified therein.

Certificates; Other Information

. Deliver to Agent, in form and detail reasonably satisfactory to Agent and the Required Lenders:

(a)Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, which shall disclose any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary, if any.

(b)Changes in Name, Etc. Provide notice to Agent at least five days prior to (or such extended period of time as agreed to by Agent) any change in any Loan Party’s legal name, state of organization, or organizational existence.

(c)Audit Reports; Management Letters; Recommendations. Promptly after any request by Agent or any Lender, copies of any final audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them.

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(d)Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to Agent pursuant hereto.

(e)Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section.

(f)SEC Notices. Promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.

(g)Anti-Money-Laundering; Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(h)Beneficial Ownership.  To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

(i)Additional Information. Promptly, such additional information regarding the business, financial, governance or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or subsection (d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (b) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Agent upon Agent’s or any Lender’s request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender and (ii) Borrower shall notify Agent and each Lender (by fax transmission or other electronic mail transmission) of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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Borrower hereby acknowledges that (A) Agent, Arranger and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Agent, any Affiliate thereof, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States federal and state securities laws (provided however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) Agent, Arranger, and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Notices

. Promptly notify Agent and each Lender:

(a)of the occurrence of any Default;

(b)(i) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect; (iii) any material dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any material litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws which could reasonably be expected to result in a Material Adverse Effect;

(c)of the occurrence of any material ERISA Event; and

(d)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by Borrower referred to in Section 2.10(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and, to the extent applicable, stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to subsection (a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Payment of Obligations

. Pay and discharge before the same shall become delinquent, all its obligations and liabilities in excess of the Threshold Amount, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with

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GAAP or IFRS, as applicable, are being maintained by Borrower or such Subsidiary, including without limitation, (a) all tax liabilities, assessments and governmental charges or levies in excess of the Threshold Amount in the aggregate upon it or its properties or assets, and (b) all lawful claims in excess of the Threshold Amount which, if unpaid, would by law become a Lien upon any of its property (other than a Permitted Lien); excluding all Indebtedness for borrowed money with a principal amount in excess of the Threshold Amount, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05Preservation of Existence, Etc.

(a)Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;

(b)take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06Maintenance of Properties.

(a)Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and

(b)make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07Maintenance of Insurance.

(a)Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, including, without limitation, terrorism insurance.

(b)Evidence of Insurance. Cause Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent that it will give Agent 30 days prior written notice before any such policy or policies shall be altered or cancelled (or 10 days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, promptly following expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to Agent, such evidence of insurance as required by Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of

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insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if Agent for the benefit of the Secured Parties is not on the declarations page for such policy. As requested by Agent, the Loan Parties agree to deliver to Agent an authorization to share insurance information in such form as may be required from time to time by each of the Loan Parties’ insurance companies.

Compliance with Laws

. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09Books and Records.

(a)Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or IFRS, as applicable, in each case consistently applied, shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and

(b)maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be. Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent or any Lender shall reasonably require.

Inspection Rights

. Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided however, that, excluding any such visits and inspections during the continuation of an Event of Default, Agent (who may be accompanied by any Lender at such Lender’s option and sole expense), may exercise rights under this Section 6.10 no more often than two times during any calendar year and only one such time shall be at the expense of Borrower, absent the existence and continuation of an Event of Default; provided further, that when an Event of Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the sole expense of Borrower at any time during normal business hours, without advance notice, and without restriction as to the number of visits per year. Agent and the Lenders shall give Borrower the opportunity to participate in any discussions they may have with Borrower’s accountants. Notwithstanding anything to the contrary in this Section 6.10, subject to Section 11.07, none of the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information for which Agent or such Lender has not entered into a non-disclosure agreement in form and substance reasonably satisfactory to the Borrower, (ii) in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by any requirement of (x) Law or (y) Contractual Obligation for which a written waiver has not been obtained or for which Agent or such Lender has not entered into a non-disclosure agreement in form and substance reasonably satisfactory to the Borrower or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

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Use of Proceeds

. Use the proceeds of the Credit Extensions to refinance existing Indebtedness, for working capital, to make capital expenditures and to finance Acquisitions (other than between or among Borrower and one or more of its Subsidiaries) made by Borrower or any of its Subsidiaries and for other general corporate purposes, in each case not in contravention of any Law or of any Loan Document.

Additional Guarantors; Pledge of Equity of Foreign Subsidiaries

. Notify Agent on, and concurrently with the delivery of, the Compliance Certificates pursuant to Section 6.02(a) whether or not during the fiscal quarter then ended any Person has become a Subsidiary, with such information completed or attached to such Compliance Certificate as indicated to be included therein or attached thereto, and promptly thereafter (and in any event within 30 days), unless otherwise agreed to by Agent in writing:

(a)with respect to each Significant Subsidiary that is neither a CFC nor owned or deemed to be owned for U.S. federal tax purposes by a CFC, (i) cause such Subsidiary to become a Guarantor by executing and delivering to Agent a Guaranty, (ii) cause Borrower or any Guarantor to pledge all of their respective Equity Interests in such Significant Subsidiary, and (iii) cause such Significant Subsidiary to execute a security agreement granting a lien on substantially all of its assets in the form executed by the Guarantors on the Closing Date, or to execute such other documents and instruments requested by Agent in its reasonable discretion;

(b)with respect to each Subsidiary that becomes a Material Foreign Subsidiary of Borrower after the Closing Date, cause Borrower or any Guarantor to pledge 65% of its Equity Interests in such Material Foreign Subsidiary to Agent by executing a pledge agreement in the form executed by Borrower on the Closing Date, and to provide such evidence that such security interest has been recorded and is enforceable under the laws of the applicable foreign jurisdiction if requested by Agent in its reasonable discretion; and

(c)deliver to Agent documents of the types referred to in Sections 4.01(b)-(g), (i) and 6.13 and, if requested by Agent, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in subsection (a)), all in form, content and scope reasonably satisfactory to Agent.

For the avoidance of doubt, no CFC or Foreign Subsidiary or direct or indirect Subsidiary of a Foreign Subsidiary shall be required to execute a Guaranty, pledge its assets or have greater than 65% of its Equity Interests pledged.

6.13Covenant to Give Security.

(a)Equity Interests and Personal Property. Each Loan Party will cause the Pledged Collateral and all of its tangible and intangible personal property now owned or hereafter acquired by it (other than Excluded Assets) to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel (if requested by Agent) and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to Agent.

(b)Landlord Waivers. In the case of the chief executive office of Borrower, Borrower will provide Agent with such estoppel letters, consents and waivers from the landlords on such real property, in each case, solely to the extent (i) requested by Agent and (ii) Borrower is able to secure such letters, consents and waivers after using commercially reasonable efforts (such

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letters, consents and waivers shall be in form and substance reasonably satisfactory to Agent, it being acknowledged and agreed that any landlord waiver shall be in form and substance reasonably satisfactory to Agent).

(c)Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) the accounts set forth on Schedule 6.14 and designated as unrestricted accounts; provided that the aggregate balance in all such accounts does not exceed $1,000,000, (ii) deposit accounts that are maintained at all times with depositary institutions as to which Agent shall have received a Qualifying Control Agreement; provided that a Qualifying Control Agreement shall only be required for deposit accounts that are maintained with Agent if requested by Agent or any Lender, (iii) securities accounts that are maintained at all times with financial institutions as to which Agent shall have received, if requested, a Qualifying Control Agreement; provided that a Qualifying Control Agreement shall only be required for securities accounts that are maintained with Agent if requested by Agent or any Lender, (iv) deposit accounts established solely as payroll and other zero balance deposit accounts that are maintained with Bank of America or with any successor Administrative Agent, and (v) other deposit or securities accounts, so long as at any time the aggregate balance in all such accounts does not exceed $250,000.

Principal Depository

. To maintain Bank of America as each Loan Party’s principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

Further Assurances

. Promptly upon reasonable request by Agent, or any Lender through Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Agent, or any Lender through Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests (excluding real property interests and the Excluded Assets) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

Keepwell Requirements

. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided however, that each Qualified ECP Guarantor shall only be liable under this Section 6.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.16, or otherwise under this Agreement or any other Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the full and final payment of the Obligations (other than contingent Obligations for which no claim has been made), termination of the Commitments of

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all Lenders and L/C Issuers, and termination of all Letters of Credit (or cash collateralization thereof as acceptable to the applicable L/C Issuer). Each Qualified ECP Guarantor intends that this Section 6.16 constitute, and this Section 6.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Anti-Corruption Laws; Sanctions

. Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

NEGATIVE COVENANTS

. Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

Liens

. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a)Liens pursuant to any Loan Document or securing any Secured Obligation;

(b)Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed (other than after-acquired property that is affixed to or incorporated in the property covered by such Lien), (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c)Liens for Taxes not yet past due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or IFRS, as applicable;

(d)statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves or other provisions with respect thereto are maintained on the books of the applicable Person; in accordance with GAAP or IFRS, as applicable;

(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

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(h)Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i)Liens securing Indebtedness permitted under Section 7.02(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (except (A) for after-acquired property that is affixed to or incorporated in the property covered by such Lien and the proceeds and the products thereof and (B) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender), and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date acquisition;

(j)leases, licenses, subleases or sublicenses granted to its customers in the ordinary course of business and in furtherance of the business of Borrower and its Subsidiaries;

(k)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(l)Liens consisting of an agreement to Dispose of any property permitted under Section 7.05, solely to the extent such Disposition is permitted on the date of the creation of such Lien;

(m)Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.02;

(n)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(o)Liens securing Indebtedness that is permitted under Section 7.02(k), provided that the aggregate outstanding principal amount of such secured Indebtedness does not exceed the Dollar Equivalent of $3,500,000 at any time;

(p)Liens securing Indebtedness that is permitted under Section 7.02(r);

(q)[reserved];

(r)Liens on cash earnest money deposits or arising under escrow arrangements, in each case made in connection with any letter of intent or purchase agreement undertaken as permitted under this Agreement;

(s)customary rights of first refusal arising under joint venture agreements; and

(t)Liens existing on the assets of any Person that becomes a Subsidiary, or existing on assets acquired pursuant to an Acquisition (other than between or among Borrower and one or more of its Subsidiaries) or any other Investment permitted under Section 7.03 to the extent the Liens on such assets secure Indebtedness permitted by Section 7.02(q); provided that such Liens attach at all times only to the same assets that such Liens (or upon or in after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 7.02(q), the terms of which

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Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) that such Liens secured, immediately prior to such acquisition or Investment.

Indebtedness

. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents and other Secured Obligations;

(b)Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any Permitted Refinancing Indebtedness or extensions thereof;

(c)Guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any Subsidiary;

(d)obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed the Dollar Equivalent of $6,000,000, and any Permitted Refinancing thereof;

(f)Indebtedness that is approved by the Required Lenders in writing in their sole discretion;

(g)Indebtedness representing deferred compensation to key executive officers of Borrower and its Subsidiaries in the ordinary course of business;

(h)Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, family members, spouses and/or former spouses to finance the purchase or redemption of Equity Interests of Borrower permitted by Section 7.06(e);

(i)Indebtedness consisting of a purchase price or similar adjustment which is incurred by Borrower or its Subsidiaries in connection with any Disposition permitted under Section 7.05;

(j)Indebtedness in respect of netting services, overdraft protection and similar treasury arrangements in each case in connection with deposit accounts;

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(k)Indebtedness in an aggregate principal amount not to exceed the Dollar Equivalent of $7,500,000 at any one time outstanding, of which up to the Dollar Equivalent of $3,500,000 may constitute secured Indebtedness pursuant to Section 7.01(o);

(l)obligations under any performance bonds, payment bonds, surety bonds or similar instruments incurred in the ordinary course of business within the limitations set forth in Section 7.01(f) (which, for the avoidance of doubt, shall not include the obligations under any instrument listed under the caption “UK Bonding Facility issued by Bank of America UK” on Schedule 7.02, or any Permitted Refinancing Indebtedness or extensions thereof); provided that, the aggregate exposure at any one time outstanding shall not exceed the Dollar Equivalent of $30,000,000;

(m)[reserved];

(n)Indebtedness permitted by Section 7.03(c) or (j);

(o)Indebtedness owed by Foreign Subsidiaries in an aggregate principal amount not to exceed the Dollar Equivalent of $10,000,000 at any time outstanding;

(p)without duplication, other unsecured subordinated Indebtedness; provided that on the date such unsecured subordinated Indebtedness is incurred the aggregate principal amount of such Indebtedness and any other Indebtedness previously incurred under this clause (p) and then outstanding shall not exceed $25,000,000;

(q)(i)Indebtedness of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Subsidiary (or is a Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to the assets that are acquired by the Borrower or any Subsidiary; provided that:

(A)such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(B)such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary (other than any such Person that so becomes a Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries),

(C)after giving effect to the incurrence or assumption of any such Indebtedness, to such Acquisition (other than between or among Borrower and one or more of its Subsidiaries) and to any related pro forma adjustment, the Borrower shall be in compliance on a pro forma basis with Section 7.11, as such covenants are recomputed as at the last day of the most recently ended Measurement Period as if such assumption and acquisition had occurred on the first day of such Measurement Period (determined without netting the cash proceeds of any such Indebtedness), and

(ii)any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; and

(r)Indebtedness represented by the Sale and Leaseback of the Specified Property.

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Investments

. Make or hold any Investments, except:

(a)Investments held by Borrower and its Subsidiaries in the form of cash or Cash Equivalents or short-term marketable debt securities;

(b)advances to officers, directors and employees of Borrower and Subsidiaries (i) in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes, and (ii) after the Closing Date in an aggregate amount not to exceed $500,000 to enable such officers, directors and employees to pay taxes incurred in connection with the exercise of cashless warrants and “penny” warrants;

(c)Investments (i) by Borrower and other Loan Parties in any Subsidiary of Borrower that is not a Loan Party (or in any Person that will become a Subsidiary of Borrower (but not a Loan Party) upon such Investment), provided that the aggregate amount of all such Investments made in any fiscal year pursuant to this clause (c)(i) does not exceed the Dollar Equivalent of $10,000,000 (measured at the date each such Investment is made), (ii) by any Loan Party or any Subsidiary in any Loan Party, and (iii) by Subsidiaries of Borrower that are not Loan Parties in Borrower or other Subsidiaries of Borrower;

(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)Guarantees permitted by Section 7.02;

(f)Investments existing on the date hereof and set forth on Schedule 7.03;

(g)promissory notes and other non-cash consideration received in connection with Dispositions permitted under Section 7.05;

(h)Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(i)to the extent constituting Investments, transactions permitted under Sections 7.01, 7.02, 7.04, 7.05 and 7.06;

(j)Investments by any Loan Party in RigNet Luxembourg Holdings in the form of intercompany loans and/or capital contributions made substantially concurrent with the closing of any Acquisition permitted under this Agreement;

(k)Permitted Acquisitions;

(l)[reserved];

(m)so long as immediately after giving effect to any such Investment no Event of Default has occurred and is continuing, other Investments, provided that the aggregate outstanding amount of all such Investments made in any fiscal year pursuant to this clause (m) does not exceed the Dollar Equivalent of $3,000,000 (measured at the date each such Investment is made);

(n)[reserved]; and

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(o)Investments in any Subsidiary or any joint venture in connection with intercompany cash management arrangements, pooling agreements or related activities arising in the ordinary course of business consistent with past practice.

Notwithstanding the foregoing in this Section 7.03, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly enter into or make any Acquisition, including any Acquisition in any form or any Investment in any form under any one or more combinations of clauses (c), (i), (k) and (m) of this Section 7.03.

Fundamental Changes

. Merge, dissolve, liquidate, consolidate with or into another Person or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)any Subsidiary may merge or consolidate with or into (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries (including a merger the purpose of which is to reorganize such Subsidiary in a new jurisdiction), provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person (or the transaction must otherwise be permitted by Section 7.03(c)(ii)), and, provided further, that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the surviving Person; and

(b)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be Borrower or a wholly-owned Subsidiary (or the transaction must otherwise be permitted by Section 7.03(c)(ii)) and, provided further, that if the transferor of such assets is a Guarantor, the transferee must either be Borrower or a Guarantor; and

(c)the Borrower or a Subsidiary may merge or consolidate with any Person other than a Borrower or a Subsidiary, in connection with any Investment or Acquisition permitted by Section 7.03; provided that if the Borrower is a party to such merger, the Borrower shall be the continuing or surviving Person.

Dispositions

. Make any Disposition, except:

(a)Permitted Transfers;

(b)Dispositions of obsolete or worn out property or property no longer used in the conduct of business, whether now owned or hereafter acquired, in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property, or (iii) the Net Cash Proceeds are applied to prepay the Term Loans if the Net Cash Proceeds are in excess of $5,000,000 in the aggregate;

(d)Dispositions that constitute Investments permitted under Section 7.03;

(e)Dispositions permitted by Sections 7.04 and 7.13;

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(f)the Disposition of, or a Sale and Leaseback Transaction with respect to the Specified Property; and

(g)Dispositions not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result therefrom, (ii) the aggregate book value of all property Disposed in reliance on this clause (g) shall not exceed $5,000,000 in any fiscal year and (iii) the purchase price for such property shall be paid to Borrower or such Subsidiary for not less than 75% cash consideration (measured as of the date of contractually agreeing to such Disposition);

provided that, any Disposition pursuant to subsection (a) (other than Dispositions permitted under clause (b) of the definition of Permitted Transfers), (b), (c), and (g) shall be for fair market value.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and Agent shall be authorized to and shall take any actions it deems appropriate in order to effectuate the foregoing.

Restricted Payments

. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)each Subsidiary may declare and make (and incur any obligation to do so) Restricted Payments to Borrower, Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)Borrower and each Subsidiary may declare and make (and incur any obligation to do so) Restricted Payments payable solely in the common stock or other common Equity Interests of such Person;

(c)so long as no Default shall have occurred and be continuing or would result therefrom, Borrower and each Subsidiary may declare and make (and incur any obligation to do so) Restricted Payments with the proceeds received from, or in exchange for, the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)Borrower may declare and make, (and incur any obligations to do so) Restricted Payments in cash; provided that (y) after giving proforma effect thereto, the Consolidated Leverage Ratio shall not exceed 2.25 to 1.00, and (z) no Default shall have occurred and be continuing or would result therefrom;

(e)so long as no Default shall have occurred and be continuing or would result therefrom, Borrower may repurchase (and incur any obligation to do so) Equity Interests issued by it from current or former directors, employees or members of management of Borrower or any Subsidiary (or their estate, family members, spouse and/or former spouses) after the Closing Date in an aggregate amount not in excess of $2,000,000;

(f)so long as no Default shall have occurred and be continuing or would result therefrom, Borrower or any Subsidiary may declare and make (and incur any obligation to do so) repurchases of Equity Interests issued by it deemed to occur upon the exercise of cashless or penny warrants or employee stock options or upon the vesting of stock grants, restricted stock or restricted stock units; or

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(g)in connection with any Acquisition permitted by Section 7.03 and so long as no Event of Default shall have occurred and be continuing at the time of such Acquisition or would result therefrom, the Borrower or any Subsidiary may receive or accept the return to the Borrower or any of its Subsidiaries of Equity Interests constituting a portion of the purchase price consideration in settlement of indemnification claims.

Change in Nature of Business

. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

Transactions with Affiliates

. Except as disclosed on Schedule 7.08, enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to intercompany transactions between or among (a) Borrower and any of its Affiliates which are expressly permitted under Sections 7.02, 7.03, 7.04, 7.05 and 7.06, (b) the Loan Parties, or (c) Subsidiaries that are not Loan Parties.

Burdensome Agreements

. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, or any loan agreements relating to the Indebtedness listed on Schedule 7.02) that:

(a)limits the ability:

(i)of any Subsidiary (other than a Guarantor or a Foreign Subsidiary) to make Restricted Payments to Borrower or any Guarantor or to otherwise transfer property to Borrower or any Guarantor,

(ii)of any Subsidiary (other than a Foreign Subsidiary) to Guarantee the Obligations of Borrower or any Guarantor; or

(iii)of Borrower or any Subsidiary (other than a Foreign Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person as security for the Obligations; provided that this subsection (iii) shall not prohibit:

(A)any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(e), (k) or (o) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, or

(B)customary restrictions in agreements, leases, subleases, licenses, or asset sale agreements otherwise permitted under this Agreement so long as such restrictions relate solely to the assets subject thereto; or

(C)customary restrictions on cash or other deposits (including escrowed funds) received by the Borrower or any Subsidiary in the ordinary course of business;

(D)customary restrictions on the assignment of an interest in a joint venture so long as such restriction applies only to such joint venture;

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(E)customary restrictions and conditions relating to the sale of a Subsidiary pending such sale and applicable solely to such Subsidiary;

(F)customary restrictions and conditions contained in any agreement relating to the disposition of any property pending the consummation of such disposition;

(G)restrictions set forth in any agreement relating to an asset being acquired existing at the time of acquisition or a Subsidiary existing at the time such Subsidiary is merged, consolidated or amalgamated with or into, or acquired by, the Borrower or any Subsidiary or becomes a Subsidiary and, in each case, not in contemplation thereof; or

(b)requires the grant of a Lien (other than a Permitted Lien and other than a Lien on assets of a Foreign Subsidiary) to secure an obligation of the Borrower or a Guarantor if a Lien is granted to secure the Obligations.

Use of Proceeds

. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11Financial Covenants.

(a)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of Borrower set forth below to be greater than the ratio set forth below opposite such period:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
Closing Date through September 30, 2020	3.25 to 1.00
December 31, 2020 through June 30, 2021	3.00 to 1.00
September 30, 2021 and each fiscal quarter thereafter	2.75 to 1.00

(b)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than 1.25 to 1.00.

7.12Fiscal Year and Accounting Changes.

(a)change its fiscal year; or

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(b)make any change in accounting policies or reporting practices, except as required by GAAP or IFRS, as applicable, or as recommended by Borrower’s independent public accountants based on their reasonable interpretation of GAAP or IFRS, as applicable.

Sale and Leaseback Transactions

. Enter into any Sale and Leaseback Transaction except (a) any Sale and Leaseback Transaction with respect to the Specified Property, or (b) with Agent’s prior written consent.

Sanctions

. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

VIII.EVENTS OF DEFAULT AND REMEDIES.

Events of Default

. Any of the following shall constitute an Event of Default:

(a)Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or (ii) within three days after the same becomes due, (A) any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, (B) any interest on any Loan or on any L/C Obligation, or (C) any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05 (with respect to Borrower), 6.11 or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

(c)Other Defaults. Any Loan Party fails to perform or observe (i) any term, covenant or agreement contained in Section 6.01, and such failure continues for 10 days, or (ii) any other covenant or agreement (not specified in subsection (a), (b) or (c)(i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of Indebtedness (other than (x) Indebtedness hereunder and Indebtedness under Swap Contracts or (y) Indebtedness owed to the Borrower or any Subsidiary that is a Guarantor) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders

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of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded (A) for any Foreign Subsidiary within 60 days after its issue of levy, and (B) for Borrower or any Domestic Subsidiary, within 30 days after its issue or levy; or

(h)Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of (x) 10 consecutive days for Borrower or any Domestic Subsidiary, or (y) 60 consecutive days for any Subsidiary of Borrower that is a CFC, during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

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(j)Invalidity of Loan Documents. Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party, or any Subsidiary that is party to a Collateral Document, contests in writing the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party, or any Subsidiary that is party to a Collateral Document, denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

(k)Change of Control. There occurs any Change of Control.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

Remedies Upon Event of Default

. If any Event of Default occurs and is continuing, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c)require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;

provided that, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Agent or any Lender.

Application of Funds

. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to Agent to pay fully all Secured Obligations then

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due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by Agent in the following order:

(a)to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges, out-of-pocket expenses, and disbursements of counsel to Agent and amounts payable under Article III) payable to Agent in its capacity as such;

(b)to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including reasonable fees, charges, out-of-pocket expenses, and disbursements of counsel) to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(c)to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause (c) payable to them;

(d)to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks, as applicable, in proportion to the respective amounts described in this clause (d) held by them;

(e)to Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and 2.14; and

(f)the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to subsection (e) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if Agent has not received a Secured Party Designation Notice, together with such supporting documentation as Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

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IX.ADMINISTRATIVE AGENT.

9.01Appointment and Authority.

(a)Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent, the Lenders and the L/C Issuer, and neither Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)Collateral Agent. Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in such Lender’s capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Rights as a Lender

. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

Exculpatory Provisions

. Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Agent or the Arranger, as applicable, and its Related Parties:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by

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the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein.

Neither Agent nor any of its Related Parties shall be liable for any action taken or not taken by Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to Agent by Borrower, a Lender or the L/C Issuer.

Neither Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

Reliance by Administrative Agent

. Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action

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taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

Delegation of Duties

. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent.

(a)Notice. Agent may at any time resign as Administrative Agent upon 30 days’ notice to the Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with Borrower’s consent so long as no Default or Event of Default exists (which consent shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment prior to the effective date of the resignation of Agent gives (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective.

(b)Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)Effect of Resignation or Removal. With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s

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appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(d)L/C Issuer and Swingline Lender. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make LIBOR Daily Floating Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make LIBOR Daily Floating Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to provide credit support for or effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Non-Reliance on Administrative Agent, the Arranger and Other Lenders

. Each Lender and the L/C Issuer expressly acknowledges that none of Agent nor the Arranger has made any representation or warranty to it, and that no act by Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by Agent or the Arranger to any Lender or the L/C Issuer as to any matter, including whether Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession.  Each Lender and the L/C Issuer represents to Agent and the Arranger that it has, independently and without reliance upon Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit

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analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the  L/C Issuer agrees not to assert a claim in contravention of the foregoing.  Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

No Other Duties, Etc

. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent, Arranger, a Lender or the L/C Issuer hereunder.

Administrative Agent May File Proofs of Claim; Credit Bidding

. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.09, 2.10(b) and 11.04.

Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

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The Loan Parties and the Secured Parties hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Secured Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Secured Obligations credit bid in relation to the aggregate amount of Secured Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Collateral Documents, Agent will not execute and deliver a release of any Lien on any Collateral. Upon request by Agent or Borrower at any time, the Secured Parties will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.

Collateral and Guaranty Matters

. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorizes Agent, at its option and in its discretion,

(a)to release any Lien on any property granted to or held by Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b)to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document; and

(c)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, Agent will, at Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or

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perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Secured Cash Management Agreements and Secured Hedge Agreements

. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments

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and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

X.CONTINUING GUARANTY.

Guaranty

. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of Borrower to the Secured Parties, arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties and payable under this Agreement or any of the other Loan Documents in connection with the collection or enforcement thereof). Notwithstanding the foregoing, the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. Agent’s books and records showing the amount of the Secured Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty (except for the defense of payment in full of the Secured Obligations), and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Rights of Lenders

. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold,

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exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Certain Waivers

. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require Agent or any Secured Party to proceed against Borrower, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties (except for the defense of payment in full of the Secured Obligations). Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations, including but not limited to the benefits of §17.01 of the Texas Civil Practice and Remedies Code and Rule 31 of the Texas Rules of Civil Procedure, or any similar statute.

Obligations Independent

. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

Subrogation

. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

Termination; Reinstatement

. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

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Stay of Acceleration

. If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

Condition of Borrower

. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Appointment of Borrower

. Each of the Guarantors hereby appoints Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) Borrower may execute such documents and provide such authorizations on behalf of such Guarantors as Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by Agent, L/C Issuer or a Lender to Borrower shall be deemed delivered to each Guarantor , and (c) Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by Borrower on behalf of each Guarantor.

Right of Contribution

. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law, but in all cases subject to the terms of this Agreement and the other Loan Documents. To the extent that any Guarantor shall be required hereunder to pay a portion of the Secured Obligations which shall exceed the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and the L/C Borrowings, and (b) the amount which such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Secured Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all of the Guarantors at the date enforcement hereunder is sought, then the Guarantors agree among themselves that such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the net worth of each other Guarantor at the date enforcement hereunder is sought.

XI.MISCELLANEOUS.

Amendments, Etc

. Subject to Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender; provided that, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 4.01(e)(iii) or 4.01(e)(iv) with respect to which Borrower has given assurances satisfactory to Agent that such items shall be delivered promptly following the Closing Date

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(b)without limiting the generality of subsection (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;

(c)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(d)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (ii) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby;

(g)change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i)release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by Agent acting alone);

(j)release Borrower or permit Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender; or

(k)amend Section 1.11 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;

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(l)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;

and provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document; (iv) any fee letters executed in connection therewith may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) subject to Section 9.10, any Collateral Document may be amended in a writing executed by Agent and the parties thereto; and (vii) the term L/C Commitment may be amended pursuant to a fully executed (and delivered to the Administrative Agent) Notice of Additional L/C Issuer. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility), may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary herein Agent may, with the prior written consent of Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuer, the Borrower and the Lenders affected thereby to amend the definition of “Alternative Currency” or as otherwise necessary solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.11.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by Borrower to be made pursuant to this paragraph).

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11.02Notices; Effectiveness; Electronic Communications.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or other electronic mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to Borrower or any other Loan Party, Agent, the L/C Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).

Notices and other communications sent by hand or overnight courier service shall be deemed to have been given when received; notices sent by certified or registered mail shall be deemed to have been given upon the earlier of actual receipt by the relevant party and four Business Days after deposit in the mail, postage prepaid; notices and other communications sent by fax transmission or other electronic mail transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

This Agreement was prepared by: Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, TX 77010

Attention: Neal Kaminsky

Phone: 713.547.2542

E-mail: neal.kaminsky@haynesboone.com

(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified Agent that it is incapable of receiving notices under such Article by electronic communication. Agent, the Swingline Lender, the L/C Issuer or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an

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acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail address or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Loan Party’s or Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided however, that in no event shall any Agent Party have any liability to Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc. Each of Borrower, Agent, the L/C Issuer and the Swingline Lender may change its address, facsimile number or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number or telephone number or electronic mail address for notices and other communications hereunder by notice to Borrower, Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify Agent from time to time to ensure that Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States federal or state securities laws.

(e)Reliance by Agent, L/C Issuer and Lenders. Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and

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Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

No Waiver; Cumulative Remedies; Enforcement

. No failure by any Lender, the L/C Issuer or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided however, that the foregoing shall not prohibit (a) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Loan Parties shall pay (i) all documented reasonable out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all documented reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including

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all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented reasonable and out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party or any of Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (x) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any of its Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any

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Related Party of any of the foregoing acting for Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments. All amounts due under this Section shall be payable not later than 10 Business Days after demand therefor.

(f)Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Payments Set Aside

. To the extent that any payment by or on behalf of Borrower is made to Agent, the L/C Issuer or any Lender, or Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject

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to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (in each case with respect to a Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower

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shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five Business Days after having received notice thereof;

(B)the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment, or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided however, that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any of Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

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Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register. Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation

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would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided that, no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make LIBOR Daily Floating Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make LIBOR Daily Floating Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank

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of America to provide credit support for or effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07Treatment of Certain Information; Confidentiality.

(a)Treatment of Certain Information. Each of Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties solely in connection with the transaction contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c), or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source (not known to Agent or such Lender to be bound by a confidentiality agreement) other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary; provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments

(b)Non-Public Information. Each of Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-

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public information in accordance with applicable Law, including United States federal and state securities Laws.

(c)Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d)Customary Advertising Material. The Loan Parties consent to the publication by Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

Right of Setoff

. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations the due and payable of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. In the event of any conflict between the right of setoff of any Lender pursuant to a deposit account control agreement among any Loan Party, Agent, and such Lender in its capacity as depository bank, and this Section 11.08, such Lender agrees that provisions of this Section 11.08 shall control.

Interest Rate Limitation

. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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Counterparts; Integration; Effectiveness

. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.

Survival of Representations and Warranties

. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (unless such Letter of Credit has been Cash Collateralized).

Severability

. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Replacement of Lenders

. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives Borrower the right to replace a Lender as a party hereto, then Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)Borrower shall have paid to Agent the assignment fee (if any) specified in Section 11.06(b) (unless waived in writing by Agent);

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(b)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s outstanding Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption and such Non-Consenting Lender shall be deemed to have consented to such Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

11.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL

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JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Waiver of Jury Trial

. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Subordination

. Each Loan Party (each a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Event of Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to intercompany debt permitted under this Agreement; provided that in the event that any Loan Party receives any payment of any such debt at a time when such payment is prohibited by this Section, such

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payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to Agent.

No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by Agent, Arranger and any Affiliate thereof, the Arranger and the Lenders are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Agent, Arranger and, as applicable, their Affiliates and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Agent, Arranger and their Affiliates and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither Agent, Arranger any of their Affiliates nor any Lender has any obligation to Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Agent, Arranger and their Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and none of Agent, Arranger, any of their Affiliates or any Lender has any obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and each other Loan Party hereby waives and releases any claims that it may have against Agent, Arranger, any of their Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18Electronic Execution.

(a)The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Texas Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Agent pursuant to procedures approved by it or unless otherwise delivered in accordance with the penultimate sentence of Section 11.10; provided further without limiting the foregoing, upon the request of Agent, any electronic signature shall be promptly followed by such manually executed counterpart. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Agent and each of the Lenders of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

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(b)Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. Agent and each Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Loan Documents. Agent and each Lender may store the electronic image of this Agreement and the other Loan Documents in its electronic form and then destroy the paper original as part of Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.

USA PATRIOT Act Notice

. Each Lender that is subject to the Patriot Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. Borrower and the Loan Parties agree to, promptly following a request by Agent or any Lender, provide all such other documentation and information that Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Time of the Essence

. Time is of the essence of the Loan Documents.

Amendment and Restatement of Existing Credit Agreement

. This Agreement amends and restates, but does not extinguish and is not a novation or an accord and satisfaction of, the Existing Credit Agreement, and any indebtedness outstanding thereunder shall be deemed to be outstanding under this Agreement. Nothing in this Agreement shall be deemed to release or otherwise adversely affect any Lien, mortgage or security interest securing any indebtedness outstanding under the Existing Credit Agreement or any rights of Bank of America, whether in its capacity as the “Administrative Agent” or in its capacity as a “Lender” under the Existing Credit Agreement, against any guarantor, surety or other party primarily or secondarily liable for such indebtedness. Borrower and each Guarantor hereby acknowledges and agrees that all Liens securing the “Obligations” under, and as defined in, the Existing Credit Agreement are hereby ratified, renewed, and extended to secure the Secured Obligations (as defined in this Agreement).

Judgment Currency

. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

4824-8983-8000 v.10

Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write Down and Conversion Powers of the applicable Resolution Authority.

Acknowledgement Regarding Any Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):   In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

4824-8983-8000 v.10

ENTIRE AGREEMENT

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

4824-8983-8000 v.10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:
RIGNET, INC., a Delaware corporation
By:
	Name:	Lee Ahlstrom
	Title:	Chief Financial Officer

Signature Page to

Third Amended and Restated Credit Agreement

GUARANTORS:
LANDTEL, INC., a Delaware corporation
By:
	Name:	Lee Ahlstrom
	Title:	Vice President

RIGNET SATCOM, INC., a Delaware corporation
By:
	Name:	Lee Ahlstrom
	Title:	Vice President

LANDTEL COMMUNICATIONS, L.L.C., a Louisiana limited liability company
By:
	Name:	Lee Ahlstrom
	Title:	Vice President

Signature Page to

Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Signature Page to

Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender
By:
Name:
Title:

Signature Page to

Third Amended and Restated Credit Agreement

BBVA USA, as Syndication Agent and a Lender
By:
Name:
Title:

Signature Page to

Third Amended and Restated Credit Agreement

WOODFOREST NATIONAL BANK, as a Lender
By:
Name:
Title:

Signature Page to

Third Amended and Restated Credit Agreement

FIRST HORIZON BANK, as a Lender
By:
Name:
Title:

Signature Page to

Third Amended and Restated Credit Agreement

SCHEDULE 1.01(a)

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

RigNet, Inc.

15115 Park Row Blvd., Suite 300

Houston, Texas 77084

Attention: Lee Ahlstrom, Senior Vice President and Chief Financial Officer

Telephone: 281-674-0480

Telecopier: 281-674-0101

Electronic Mail: lee.ahlstrom@rig.net

Website Address: www.rig.net

U.S. Taxpayer Identification Number: 76-0677208

with a copy to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: Joyce Kao Soliman

Telephone: 713-226-6685

Telecopier: 713-226-6285

Electronic Mail: jsoliman@porterhedges.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

2380 Performance Dr.

Building C

Richardson, TX 75082

Attention: Katlyn Tran – Loan Service Administrator

Telephone: 469-201-4056

Telecopier: 214-290-9714

Electronic Mail: Katlyn.tran@bofa.com

Bank of America, N.A.

ABA # 026009593

Dallas, Texas

Acct. # 1366072250600

Attn: Corporate Credit Services

Ref: RigNet, Inc.

Schedule 1.01(a)

Other Notices as Administrative Agent:

Bank of America, N.A. – Agency Management

Global Commercial Banking

MC# IL4-135-09-61

135 S. LaSalle St.

Chicago, IL 60603

Attention: Denise Jones, Agency Management Officer III

Telephone: 312-828-1846

Telecopier: 877-206-8413

Electronic Mail: denise.j.jones@bofa.com

with a copy to:

Bank of America, N.A.

800 Capitol Street

Houston, Texas 77002

Attention: Jameson Burke

Telephone: 713-247-7062

Telecopier: 713-247-7879

Electronic Mail: jameson.burke@bofa.com

with a copy to:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Attention: Neal M. Kaminsky

Telephone: 713-547-2542

Telecopier: 713-236-5675

Electronic Mail: neal.kaminsky@haynesboone.com

Schedule 1.01(a)

SCHEDULE 1.01(b)

COMMITMENTS AND APPLICABLE PERCENTAGES

(as of the Third Amendment Closing Date)

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment	Term Commitment	Applicable Percentage of Term Commitment
Bank of America, N.A.	$48,426,724.14	48.426724138%	$7,748,275.86	48.426724138%
BBVA USA	$19,396,551.72	19.396551724%	$3,103,448.28	19.396551724%
First Horizon Bank	$17,241,379.31	17.241379310%	$2,758,620.69	17.241379310%
Woodforest National Bank	$14,935,344.83	14.935344828%	$2,389,655.17	14.935344828%
Total	$100,000,000	100.000000000%	$16,000,000	100.000000000%

Schedule 1.01(b)

SCHEDULE 2.01

SWINGLINE COMMITMENT

Lender	Swingline Commitment
Bank of America, N.A.	$5,000,000
Total	$5,000,000

Schedule 2.01

EXHIBIT K

[FORM OF]

Permitted Acquisition Certificate

TO:Bank of America, N.A., as Administrative Agent

RE:

Third Amended and Restated Credit Agreement, dated as of November 6, 2017, by and among RigNet, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:[Date]

[Loan Party] intends to make an Acquisition of [______] (the “Target”).  The undersigned Responsible Officer of [Loan Party], hereby certifies that:

(a)The Acquisition is an acquisition of a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of the Credit Agreement.

(b)No Default exists or would exist after giving effect to the Acquisition.

(c)The Loan Parties [have complied/shall comply] with Section 6.13 of the Credit Agreement, to the extent required to do so thereby.

(d)Attached hereto as Schedule A is a description of the material terms of the Acquisition (including a description of the business and the form of consideration).

(e)Attached hereto as Schedule B are the [audited financial statements] [management-prepared financial statements] of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date.

(f)Attached hereto as Schedule C are the Consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to the Acquisition).

(g)The Acquisition is not a “hostile” acquisition and has been approved by the board of directors (or equivalent) and/or shareholders (or equivalents) of the applicable Loan Party and the Target.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit K

RIGNET, Inc., a Delaware corporation

By:

Name:

Title:

Exhibit K

Schedule A

Description of Material Terms

[TO BE COMPLETED BY BORROWER]

Exhibit K

Schedule B

[Audited Financial Statements] [Management-Prepared Financial Statements]

[TO BE COMPLETED BY BORROWER]

Exhibit K

Schedule C

Consolidated Projected Income Statements

[TO BE COMPLETED BY BORROWER]

Exhibit K